Exhibit 4.7

CONFIDENTIAL TREATMENT REQUESTED

Research and Development Collaboration and License Agreement

This Research and Development Collaboration and License Agreement (the “Agreement”), effective as of 5 August, 2013 (the “Effective Date”), is entered into by and between Bayer Pharma AG, a company formed under the laws of Germany, having a place of business at Muellerstrasse 178, 13353 Berlin, Germany (“Bayer”) and Compugen Ltd a company formed under the laws of Israel, having a place of business at 72 Pinchas Rosen Street, Tel Aviv 69512, Israel (“Compugen”).  Bayer and Compugen each shall be referred to herein as a “Party” and they shall be referred to together as the “Parties.”

WHEREAS, Bayer is a global leader in the development, manufacture, marketing and sale of healthcare products; and

WHEREAS, Compugen is a leading drug discovery company, with a focus on the discovery of protein and antibody therapeutic candidates for the fields of oncology and immunology; and

WHEREAS, the Parties wish to enter into a collaboration for the research, development and commercialization of antibody-based therapeutics against certain targets with respect to which Compugen has intellectual property rights; and

WHEREAS, the Parties further desire that Bayer develop, obtain regulatory approval for and commercialize such products, all subject to and in accordance with the terms herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, Bayer and Compugen agree as follows:

1.	Definitions.

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1, whether used in the singular or the plural, shall have the meanings specified below.

1.1.
“Affiliate” means, with respect to a person, organization or other entity, any person, organization or other entity controlling, controlled by or under common control with, such person, organization or entity. For purposes of this definition, an entity shall be deemed to “control” another entity if it (i) owns directly or indirectly fifty percent (50%) or more of the outstanding voting securities, capital stock or other comparable equity or ownership interest of such entity having the power to vote on or direct the affairs of such entity, as applicable (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the policies and management of such entity, as applicable, whether by the ownership of stock, by contract or otherwise.

1.2.
“Bayer Competitor” means any person, organization or other entity that is active in the field of clinical development and/or commercialization of prescription pharmaceuticals for indications in the area of oncology.

1.3.
“Bayer Development Process” means Bayer’s [***] internal process for the research and development of therapeutic candidates described in Exhibit 1.3, or any similar internal process implemented by Bayer for its therapeutic development activities in general (i.e. not just for a Target Program) that succeeds or amends the process described in Exhibit 1.3.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.4.
“Bayer Intellectual Property” means (a) any Bayer Know-How, (b) any Bayer Product Patent Rights and (c) any other Program Know-How and/or Program Inventions owned by Bayer in accordance with Section 8.1.2.1.

1.5.
“Bayer Know-How” means any and all Know How with respect to [***], Products and/or [***]developed or generated by Bayer or an Affiliate of Bayer in the performance of a [***] and, [***] or [***] for the [***] of the licenses granted by Bayer to Compugen under Section 3, including but not limited to [***] information relating to [***], Products and/or Product Companion Diagnostics, but for clarity specifically excluding any [***] and/or [***] not specific to [***] or [***].  For the avoidance of doubt, the Bayer Know-How includes Program Know-How owned by Bayer to the extent that such Program Know-How relates to [***], Products and/or [***].

1.6.
“Bayer Product Patent Rights” means any Patents with respect to an invention developed or generated by Bayer or an Affiliate of Bayer in the performance of a [***] and that claim, in each case solely to the extent they claim, (a) a Product or [***]Product(s) or (b) a [***] or [***].  For clarity, “Bayer Product Patent Rights” do not include Patents that claim [***] that [***] Product(s) nor [***] (e.g. [***]), except to the extent they include claims that are [***] Product(s) or [***].

1.7.	“Biologic” means any [***] or a [***].

1.8.
“Biomarker” means a distinctive biological or biologically derived indicator (including, without limitation, DNA, RNA, protein, peptide, antibodies and cells) by which particular normal biologic processes, pathogenic processes or pharmacologic responses to therapeutic intervention can be identified, quantified or predicted.

1.9.
“BLA” means (a) an FDA Biologics License Application, Product License Application or similar application filed with the United States FDA for approval to market a Product for use in the Field and (b) any comparable application filed with a Regulatory Authority in any other country or jurisdiction.

1.10.
“Business Day(s)” shall mean a day other than a Friday, Saturday, Sunday and any day on which commercial banks located in Berlin, Germany or in Tel Aviv, Israel, are authorized or obligated by law to be closed.

1.11.	“Calendar Quarter” means each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, for so long as this Agreement is in effect.

1.12.
“CGEN-15001T Research Program” means the research and preclinical development program to be performed by the Parties until the end of the Research Period, i.e. until [***] or such other date as may be agreed in any amendment or change to the CGEN-15001T Workplan.

1.13.
“CGEN-15001T Target” means any protein encoded by the gene locus on [***] with the official gene symbol [***] as provided by HGNC consortium, and any [***].  For purposes of this definition “[***]” means all [***] from that [***] (including any [***]) with an [***] of at least [***], in which overlap there is a [***] of at least [***].

1.14.	“CGEN-15001T Target Biologic” means any Target Biologic [***] a CGEN-15001T Target.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.15.
“CGEN-15001T Target Program” means the program for the research, development and commercialization of Products containing CGEN-15001T Target Biologics and Product Companion Diagnostics for such Products as contemplated by this Agreement.

1.16.
“CGEN-15001T Workplan” means the workplan attached hereto as Exhibit 1.16, which sets forth the research and preclinical development work to be performed by each of the Parties with respect to the CGEN-15001T Target Program during the relevant Research Period, as such workplan may be amended by Bayer and Compugen in accordance with Section 2.4.

1.17.
“CGEN-15022 Research Program” means the research and preclinical development program to be performed by the Parties until the end of the Research Period, i.e. until [***] or such other date as may be agreed in any amendment or change to the CGEN-15022 Workplan.

1.18.
“CGEN-15022 Target” means any protein encoded by the gene locus on [***] with the official gene symbol [***] as provided by HGNC consortium, and any [***]  For purposes of this definition, “[***]” means all proteins derived from that [***] (including any [***]) with an [***] of at least [***] amino acids, in which overlap there is a [***] of at least [***].

1.19.	“CGEN-15022 Target Biologic” means any Target Biologic [***] a CGEN-15022 Target.

1.20.
“CGEN-15022 Target Program” means the program for the research, development and commercialization of Products containing CGEN-15022 Target Biologics and Product Companion Diagnostics for such Products as contemplated by this Agreement.

1.21.
“CGEN-15022 Workplan” means the workplan attached hereto as Exhibit 1.21, which sets forth the research and preclinical development work to be performed by each of the Parties with respect to the CGEN-15022 Target Program during the relevant Research Period, as such workplan may be amended by Bayer and Compugen in accordance with Section 2.4.

1.22.
“Commercially Reasonable Efforts” means efforts and resources, with respect to a particular Party, that are [***] by that Party (together with its Affiliates) in the exercise of its [***] with respect to programs it is [***] on relating to other [***] or [***] by it (and/or its Affiliates) or to which it (together with its Affiliates) has [***], which have a [***] and are at a [***] or [***], as appropriate, taking into account issues of [***] of the [***] and [***], the [***] or [***] of the product, and other relevant factors, including without limitation, [***], and/or [***], where such level of efforts and resources, in any event, shall be [***] than [***] with [***] of a [***].  For clarity, in the event Bayer grants a Sublicense, the efforts exerted by Bayer and/or its Sublicensee to develop and commercialize Products will continue to be compared to those efforts generally exerted by a [***] of a [***] in active programs relating to other [***] or [***] by it (and/or its Affiliates) or to which it (together with its Affiliates) has [***] for purposes of this definition.

1.23.	“Companion Diagnostic” means any Product Companion Diagnostic and any Other Companion Diagnostic.

1.24.
“Composition Of Matter Claim” means a Valid Claim that covers one or more Target Biologic(s) and/or Target Biomarker(s) as composition of matter, regardless of whether the [***] of such Target Biologic(s) or Target Biomarker(s) is claimed.  For clarity, “Composition of Matter Claims” includes, without limitation, Valid Claims covering [***] Target Biologics against a Target, a [***] of a Target or [***] of a Target.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.25.	“Composition Of Matter Patent Rights” means any Compugen Patent Rights or Joint Patent Rights that include one or more Composition Of Matter Claim(s).

1.26.
“Compugen Intellectual Property” means (a) any Compugen Know-How, (b) any Compugen Patent Rights and (c) any other Program Know-How and/or Program Inventions owned by Compugen in accordance with Section 8.1.2.2 (other than [***], which are specifically excluded from this definition).

1.27.
“Compugen Know-How” means any and all Know How with respect to [***] (alone or together with another composition, e.g. conjugate), [***] or [***] that is [***] and is, in Compugen’s [***] or [***] for the [***] of the licenses granted by Compugen to Bayer under Section 3, including but not limited to [***] and [***] information relating to [***] or [***] but for clarity specifically excluding: (i) any and all [***] and [***] and (ii) other [***] and/or [***] to [***] or [***]. For the avoidance of doubt, the Compugen Know-How includes Program Know-How owned by Compugen to the extent that such Program Know-How relates to [***] and/or [***].  Notwithstanding the foregoing, “Compugen Know-How” does not include Know How with respect to [***] and/or [***] that was [***] before the date of [***], but (a) was [***] before such date by the [***] or the [***], as applicable or (b) is/was developed by such [***] in independent activities without the use of or reference to [***] by persons who were [***], provided that those independent activities are/were made within a project that was started by [***] with respect to [***][***] and/or [***] in connection with the evaluation of the [***]. The Parties agree that in case of dispute, Compugen will have the burden of proof to demonstrate that all requirements of lit. (a) or lit. (b) are fulfilled.

1.28.
“Compugen Patent Rights” means any Patents Controlled by Compugen or any of its Affiliates [***] or [***] that claim, in each case solely to the extent they claim, [***], Products (but excluding, if and to the extent that such Patents claim Products, any composition of matter that is [***] and [***]) and/or [***], or their use, or a manufacturing process [***] and/or one or more [***] including without limitation the Patents set forth in Exhibit 1.28. For clarity, “Compugen Product Patent Rights” do not include patents or patent applications that claim [***] that [***] to [***] (e.g. [***]), except to the extent they include claims that are [***]or [***]. Notwithstanding the foregoing, “Compugen Patent Rights” does not include Patents to the extent they claim [***] and/or [***], or a manufacturing process specific to one or more [***] and/or one or more [***], that were not Controlled by Compugen before the date of [***] or [***], but (a) were Controlled before such date by the [***] or the [***], as applicable or (b) claim inventions conceived and reduced to practice by such [***] after such [***] in independent activities without the use of or reference to [***] by persons who were [***], provided that those independent activities are/were made within a project that was started by the [***] with respect to [***] and/or [***] in connection with the evaluation of the [***]. The Parties agree that in case of dispute, Compugen will have the burden of proof to demonstrate that all requirements of lit. (a) or lit. (b) are fulfilled.

1.29.
“Control” means, with respect to intellectual property or intellectual property rights that is/are owned or in-licensed by a Party and/or its Affiliate(s), the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign or to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party (including the terms of any such in-license agreement) or any applicable law and without the need for any consent (or further consent) from such Third Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.30.	[***] means [***] as set forth in [***].

1.31.	[***] means [***] and a [***]. [***] will entail [***] of [***], together with [***].

1.32.	[***] means [***] of a [***] and a [***] of the [***], in accordance with [***].

1.33.
“Diagnostic” means any Companion Diagnostic and any General Diagnostic that (a) is covered by a claim of a Compugen Patent Right or Joint Patent Right and/or (b) is/was [***] and/or [***] through the use ([***]) of [***] or [***].  The Parties agree that in case of dispute, Bayer will have [***] that [***] has been [***] without the use of [***] and without the use of [***].

1.34.	“Field” means the treatment or prevention of any [***] and/or [***], [***] in [***].

1.35.
“First Commercial Sale” means, on a [***] basis with respect to each Product and each Diagnostic, the date of the first sale for [***] in an arm’s length transaction by a Related Party of such Product or Diagnostic, as applicable, to an Unrelated Third Party for [***] of such Product or Diagnostic, as applicable, following receipt of all [***] required to [***] such Product or Diagnostic, as applicable, in such [***] to the [***].  For clarity, sales or other distribution for (a) use in [***], use in [***] or [***] programs or use in similar instances in which products may be provided to patients prior to [***] or (b) provision of [***] for [***] or similar purposes shall not be deemed “First Commercial Sale”.

1.36.	“Fusion Protein” means a protein created by the fusion of the extracellular domain of a protein, or fragment thereof, to any heterologous sequence (such as an Fc fragment of an Immunoglobulin G).

1.37.	“General Diagnostic” means any diagnostic product that contains and/or detects a Target Biomarker, other than Companion Diagnostics, including without limitation standalone diagnostics.

1.38.
“Indication” means: (a) for oncological diseases characterized by [***] from [***], whereby [***] from [***] shall constitute a [***] (e.g. by way of illustration: [***]. [***], whereas, [***] that [***]; and (b) for other oncological diseases and non-oncological diseases, Indications shall be classified as defined in [***]. By way of illustration, [***] would list nine different Indications.

1.39.
“Infringed Claim” means a claim of a Patent of a Third Party which would be infringed by [***] of, or the [***] of, [***] included in the relevant Product (at the date and in the country of such activity).  Notwithstanding the foregoing, “Infringed Claim” does not include claims with respect to [***] or [***] that are [***] to a [***].  Any risk of infringement of such Third Party rights will be reasonably considered in the selection of the [***] to be further developed, to the extent that such a risk is already recognizable at the time of selection of the [***].

1.40.	“Joint Intellectual Property” means any Joint Patent Rights and/or Joint Know-How.

1.41.
“Joint Invention” means any Program Invention for which (a) one or more inventors is an employee or contractor of Bayer or its Affiliate and (b) one or more inventors is an employee or contractor of Compugen or its Affiliate.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.42.
“Joint Know-How” means Program Know-How developed jointly by (a) one or more employees or contractors of Bayer or its Affiliate and (b) one or more employees or contractors of Compugen or its Affiliate. For the avoidance of doubt, “Joint Know-How” also includes Joint Inventions.

1.43.	“Joint Patent Rights” means any patent or patent application that claims a Joint Invention.

1.44.
“Know-How” means any proprietary tangible and intangible: methods, inventions, techniques, processes, specifications, materials, recipes, formulae, preparations, designs, plans, drawings, data, trade secrets or other technical or scientific information.

1.45.
“Marketing Authorization” means, with respect to a Product or Diagnostic in a given country, all approvals from the relevant Regulatory Authority (e.g. a BLA in the case of a Product) necessary to market and sell such Product or Diagnostic, as applicable, in such country to the relevant patient population in general.

1.46.
“Net Sales” means the [***] amount [***] or (if not [***])[***] by a Related Party for sales of a Product or Diagnostic to [***] less the following deductions to the extent specifically applicable to such sales of Products or Diagnostics, as applicable, and not previously deducted from such [***] amount [***]:

•	[***] of gross amount for [***];

•
[***] and [***] or [***] included in such [***] invoiced and paid by a [***] or any other [***] imposed upon the sale of the relevant Product or Diagnostic and paid by a [***], but specifically excluding [***];

•	[***] and [***] granted or allowed in the ordinary course of business by a Related Party in connection with such sale of a Product or Diagnostic;

•	[***] or [***] granted by a Related Party to customers on account of governmental requirements, rejection, outdating, returns, billing errors or recalls of a Product or Diagnostic;

•	[***] and [***] or [***] (as described below) granted by a Related Party in the ordinary course of business with respect to the sale of a Product or Diagnostic; and

•	[***] of [***] for [***].

For the purpose of calculating Net Sales, the Parties recognize that: (a) customers may include persons in the chain of commerce who enter into agreements with a Related Party as to price even though title to the Product does not pass directly from the Related Party to such customers and even though payment for such Product is not made by such customers directly to a Related Party; and (b) in such cases, chargebacks paid by a Related Party to or through an Unrelated Third Party (such as a wholesaler) with respect to the gross amount invoiced on such sales can be deducted by a Related Party from gross revenue in order to calculate Net Sales.

In the event a Product is sold in the form of a combination product containing one or more active ingredients in addition to the Product, Net Sales for such combination product will be adjusted by multiplying actual Net Sales of such combination product by the fraction A / (A+B) where A is the invoice price of the Product, if sold separately, and B is the invoice price of any other active ingredient(s) in the combination, if sold separately. If, on a country-by-country basis, the other active ingredient(s) in the combination product are not sold separately in that country, Net Sales will be calculated by multiplying actual Net Sales of such combination product by the fraction A / C where A is the invoice price of the Product, if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, the Product is not sold separately in such country, then the value of the active ingredient(s) for the purpose of determining Net Sales shall be determined between the Parties in good faith.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

For clarity, sales of Products or Diagnostics by a Related Party to another Related Party for resale by such other Related Party will not be deemed Net Sales.  Instead, Net Sales will be determined based on the [***] invoiced by such other Related Party upon resale of such Products or Diagnostics to an Unrelated Third Party purchaser.

In the event that a Related Party receives non-cash consideration for any Products or Diagnostics, Net Sales will be calculated based on the fair market value of such consideration, assuming an arm’s length transaction made in the ordinary course of business.

In the event of a planned Sublicense, Compugen will on request of Bayer [***] with Bayer [***] of this definition of Net Sales, if this is [***] to reach an [***] of this term both in the relationship between Compugen and Bayer and in the relationship between Bayer and the Sublicensee, provided that such change does not, [***] Compugen’s rights.

Notwithstanding the foregoing, the following shall not be included in Net Sales: (i) sales or other transfers of Products and/or Diagnostics by a Related Party for administration to patients enrolled in clinical trials, provided that the Related Party receives no consideration from such clinical trials nor for such sales or other transfers and (ii) Products and Diagnostics used as samples to promote additional Net Sales, in amounts consistent with normal business practices of the Related Party, provided that the Related Party receives no consideration for such samples.

1.47.
“Non-Royalty Sublicense Income” means any payments or other consideration that Bayer or any of its Affiliates receives in connection with a Sublicense, other than royalties (including percentage payments and fixed per unit amounts) on account of Net Sales by a Sublicensee or an Affiliate of a Sublicensee. If Bayer or its Affiliate receives non-cash consideration (e.g. equity, other non-cash assets) in connection with a Sublicense, Non-Royalty Sublicense Income will be calculated based on the [***]. For the avoidance of doubt, Bayer is in no way obliged or expected to receive any payments or other consideration from Sublicensees in connection with Companion Diagnostics and that enabling or facilitating the approval and commercialization of Products shall not be deemed a non-cash consideration.

1.48.
“Other Companion Diagnostics” means any diagnostic product that contains and/or detects a Target Biomarker and is developed specifically for use in conjunction with a [***] that is [***] to inform the selection, initiation, dosing, monitoring, and/or avoidance of treatment with such product with the objective that such diagnostic be approved by the relevant Regulatory Authority in the label of such product, regardless of whether such approval is ultimately granted.

1.49.
“Patents” means national, regional and international patents and patent applications, including provisional applications, continuations, continuations-in-part, continued prosecution applications, divisionals, substitutions, reissues, additions, renewals, re-examinations, extensions, term restorations, confirmations, registrations, revalidations, revisions, priority rights, converted provisionals, requests for continued examination and supplementary protection certificates and pediatric drug exclusivity periods granted in relation thereto, as well as utility models, innovation patents, design patents, petty patents, patents of addition, inventor’s certificates, and equivalents in any country or jurisdiction and any similar rights, including pipeline protection, or any importation, or introduction patent to any such foregoing patent applications and patents and any and all patents that have issued or in future issue from the foregoing patent applications.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.50.
“Phase 1 Clinical Trial” means a human clinical trial conducted on a limited number of study subjects for the purpose of gaining evidence of the safety and tolerability of, and information regarding, pharmacokinetics and potential pharmacological activity for a product or compound, as described in 21 C.F.R. § 312.21(a) (including any such clinical study in any country other than the United States).

1.51.
“Phase 2 Clinical Trial” means a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purpose of achieving a preliminary determination of efficacy or appropriate dosage ranges, as further described in 21 C.F.R. §312.21(b) (including any such clinical study in any country other than the United States).

1.52.
“Phase 3 Clinical Trial” means a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for the filing for approval of a BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in jurisdictions other than the United States, regardless of whether such trial is labeled by the relevant Related Entity as Phase 3 Clinical Trial.

1.53.
“Product” means any therapeutic or prophylactic product containing or comprising a Target Biologic, in any and all forms, presentations, formulations and dosage forms that (a) is covered by a claim of a [***] and/or (b) is/was identified, developed and/or generated [***] of [***]. The Parties agree that in case of dispute, Bayer will have the burden of proof to demonstrate that [***] containing or comprising a Target [***] has been [***] without the use of [***]. For the avoidance of doubt, the definition of “Products” shall not include Product Companion Diagnostics.

One Product, as opposed to another Product, shall be defined by the [***] and [***] of the [***] the [***] included in the Product.  Two products in which such [***] have different [***] and/or different [***] (other than incidental, unintended differences caused, for instance, from the [***]) from each other shall be two different Products.  For example, a [***] and an [***] are two different [***], and therefore a Product containing or comprising the [***] and a Product [***] would be considered [***] Products.

1.54.
“Product Companion Diagnostic” means any diagnostic product that contains and/or detects a Target Biomarker and is developed specifically for use in conjunction with a Product to inform the selection, initiation, dosing, monitoring, and/or avoidance of treatment with such Product with the objective that such diagnostic be approved by the relevant Regulatory Authority in the label of such Product, regardless of whether such approval is ultimately granted.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.55.
“Program Know-How” means any Know-How developed or generated in the performance of the Research Programs and Controlled by Bayer, an Affiliate of Bayer, Compugen or an Affiliate of Compugen (including but not limited to [***], and [***] and (to the extent applicable) [***] and [***]).

1.56.	“Program Invention” means any patentable Know-How Controlled by Bayer, an Affiliate of Bayer, Compugen or an Affiliate of Compugen that is [***] and/or [***] in the performance of a Research Program.

1.57.
“Regulatory Authority” means the FDA or any other supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities contemplated by the Agreement or the Parties, or any successor bodies thereto.

1.58.	“Related Party” means any of the following: (a) Bayer; (b) an Affiliate of Bayer; (c) a Sublicensee; or (d) an Affiliate of a Sublicensee.

1.59.	“Research Period” means, with respect to each Research Program, the period until completion of all obligations under the Research Program as set forth in the Workplan for such Research Program.

1.60.	“Research Program” means either the CGEN-15001T Research Program or the CGEN-15022 Research Program.

1.61.
“Sublicense” means: (a) any license given (including without limitation licenses with respect to Bayer Product Patent Rights and Bayer Know-How) by Bayer or an Affiliate of Bayer to any Third Party (or by a Sublicensee to a further Sublicensee) to develop, manufacture, market and/or sell Products and/or Diagnostics and/or any other licenses granted by Bayer or an Affiliate under any of the rights granted to Bayer under this Agreement; and (b) any [***] by [***] to any other person or entity (or by a Sublicensee to a further Sublicensee) [***] for or [***]; in each case regardless of whether such license given is referred to or is described as a license, sublicense or otherwise.    For clarity, “Sublicense” does not include (i) any agreements or other grants of rights that fulfill the requirements of Section 3.1.2 or (ii) the engagement of a Third Party wholesale distributors who (1) purchase Products from a Related Party in arm’s length transaction and who have no sales, marketing or reporting obligation to a Related Party and (2) do not pay Related Parties any consideration on account of such engagement other than the sales price of the Products and/or Companion Diagnostics sold by the Related Party to such Third Party.  For clarity, such wholesale distributors do not include those distributors whose obligations to a Related Party include responsibility for sales and/or marketing efforts in a country or sharing of costs and expenses with respect to sales and/or marketing on behalf of a Related Party or who pay other consideration on account of such engagement, which distributors shall be deemed to be Sublicensees for purposes of this definition.

1.62.	“Sublicensee” means any person or entity granted a Sublicense.

1.63.
“Sublicense Diagnostic Sales Income” means any payments or other consideration that Bayer or any of its Affiliates receives on account of sales of Diagnostics by a Sublicensee.  If Bayer or any of its Affiliates receives non-cash consideration  (e.g. equity, other non-cash assets) on account of sales of Diagnostics by a Sublicensee, Sublicense Diagnostic Sales Income will be calculated based on [***], at the time of [***], [***]. Bayer informs and Compugen understands and acknowledges that the [***] of [***] to the [***] of [***] is to [***] or [***] of [***], and that [***] may [***] or [***] from Sublicensees on account of Sublicensing of [***], in which case Compugen would [***] or [***] from Bayer in relation to the [***] and [***] of [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.64.	“Target” means any CGEN-15001T Target and/or any CGEN-15022 Target.

1.65.
“Target Biologic” means any Biologic, including but not limited to any [***], or [***], that is [***], except that “Target Biologic” specifically excludes [***].  The Parties (a) acknowledge that in [***] not [***] any of [***], a Party or its Affiliate may [***] and/or [***] a Biologic directed [***] another [***] which [***] inadvertently [***] to [***] and (b) agree that such [***] will not be deemed [***] for purposes of this Agreement.

1.66.
“Target Biomarker” means (a) any Target, (b) any [***] and (c) any [***], or of such [***], that is derived from the [***] of such [***].  For purposes of this definition, [***] means (i) with respect to a [***], a consecutive portion of the [***] or more [***], and (ii) with respect to [***], a consecutive portion of the [***] or more [***].

1.67.
“Target Fusion Protein” means a protein created by the fusion of the extracellular domain of a Target, or fragment thereof, to any heterologous sequence (such as an Fc fragment of an Immunoglobulin G).

1.68.	“Target Program” means either the CGEN-15001T Target Program or the CGEN-15022 Target Program.

1.69.	“Third Party” means any person or entity other than Bayer, Bayer’s Affiliates, Compugen and Compugen’s Affiliates.

1.70.
“Third Party [***] Payments” means amounts paid by Bayer to a Third Party as a result of a [***] or [***] for [***] due to [***] were [***] in the performance of [***] (for the avoidance of doubt, including [***] of this Agreement).

1.71.	“Unrelated Third Party” means any person or entity that is not a Related Party.

1.72.	“Use Patent Rights” means Compugen Patent Rights or Joint Patent Rights that are not Composition Of Matter Patent Rights.

1.73.
“Valid Claim” means a claim of an issued and unexpired patent within the Compugen Patent Rights, Joint Patent Rights or Bayer Product Patent Rights that has not been (a) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (b) rendered unenforceable through disclaimer or otherwise, (c) abandoned or (d) permanently lost through an interference or opposition proceeding without any right of appeal or review.

1.74.	“Workplan” means either the CGEN-15001T Workplan or the CGEN-15022 Workplan.

2.	Research Program.

2.1.
Purpose and Scope of Work. The Parties are entering into a research and development collaboration for the Research Period, with the intent of developing CGEN-15001T Target Biologics and CGEN 15022 Target Biologics that will be candidates for the development of Products and of discovering and developing Target Biomarkers that can be used as research tools for the development of Products and/or for the development of Product Companion Diagnostics. Each Workplan sets forth certain activities to be performed by each of the Parties, details regarding each of the Parties’ deliverables and timetables for delivery of such deliverables. Each Workplan may be amended by the Joint Steering Committee (as defined below in Section 2.2.1) in accordance with Section 2.2, provided that no such amendment may increase Compugen’s or Bayer’s obligations under such Workplan unless the Parties have agreed to such increase in writing, including with respect to funding to be provided by Bayer to Compugen to support additional work. To the extent any terms in a Workplan shall at any time conflict with the terms of this Agreement, the terms of this Agreement shall prevail.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.2.	Management.

2.2.1.
Establishment of Joint Steering Committee. The Parties hereby establish a Research Program steering committee (the “Joint Steering Committee” or “JSC”) that will be responsible for overall supervision and direction of, and for making decisions related to, the Parties’ activities under the Workplans.

2.2.2.
Membership. The Joint Steering Committee will be comprised of [***] members, with [***] members appointed by each Party, all of whom shall be employees of the appointing Party and shall have appropriate authority to make the decisions assigned to the Joint Steering Committee hereunder.  In addition, each Party will appoint one associate member (having no voting power in the JSC) with the tasks to (i) prepare and manage the JSC meetings, (ii) ensure proper communication and exchange of information between the Parties, (iii) oversee the budget and resources in the Research Programs, (iv) attempt to resolve conflicts, and (v) act as a point of contact for external communications (e.g. press releases) and publications taking into account company specific regulations for external communications and publications (the “Alliance Manager”). Each of Bayer and Compugen may replace its Alliance Manager or one or more of its Joint Steering Committee representatives at any time, upon written notice to the other Party.  From time to time, the Joint Steering Committee may establish subcommittees, comprised of an equal number of representatives from each Party (who may be persons other than Joint Steering Committee members), to oversee particular activities.

2.2.3.	Responsibilities. The Joint Steering Committee will be responsible for:

(a)	overseeing the overall progress achieved in each Research Program and directing the Research Program;

(b)	informing each other on strategic aspects;

(c)	making and approving go/no-go decisions regarding the attainment of Research Program’s milestones based on proposals made by the Project Managers (as defined below in Section 2.3.2);

(d)	deciding on amendments to or changes of the Workplan(s) (including changes to timelines and actions to be taken), from time to time, as proposed by the Project Managers (as defined below);

(e)	agreeing upon contractors to be used by the Parties in performing work under a Workplan in the event that the Project Managers are not able to agree upon such contractors;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(f)	proposing amendments to this Agreement; and

(g)	such other matters as the Parties may assign to the Joint Steering Committee from time to time.

2.2.4.
Meetings. The Joint Steering Committee shall meet [***], whether in-person or by telephone or video conference as the Joint Steering Committee agrees, provided that at least [***] ([***] in Israel or San Francisco, CA and [***] in Germany) shall be held in each calendar year. Members of the Joint Steering Committee may participate in and vote at meetings, in person, by telephone or by video-conference, and may vote at meetings by proxy; in addition, the Joint Steering Committee may agree from time to time with unanimous consent to take decisions in writing. Additional employees or consultants of either Party may be permitted to attend meetings of the Joint Steering Committee and/or of its sub-committees’ meetings with the consent of the other Party’s members of the Joint Steering Committee, such consent not to be unreasonably withheld. For each such Joint Steering Committee meeting (or sub-committee meeting), whether an in-person meeting or otherwise, either of the Alliance Managers (as agreed prior to the meeting) shall prepare an agenda and written minutes which shall document all Joint Steering Committee discussions and decisions in such meeting.  Draft minutes shall be distributed to the Joint Steering Committee members [***] following the particular Joint Steering Committee meeting, revised as necessary, and promptly approved in writing by all Joint Steering Committee members.  Thereafter, the approved minutes of each Joint Steering Committee meeting shall be distributed to each member.  Each Party is responsible for the travelling costs of its Alliance Manager and its members of the Joint Steering Committee.

2.2.5.
Decision-Making. All decisions of the Joint Steering Committee shall be made by unanimous consent. In the event the Joint Steering Committee is unable to reach agreement on a matter relating to the activities under a Workplan (a “Deadlock”), then either Party may notify the other of the Deadlock in writing, such notice to describe the subject of the Deadlock in reasonable detail.  In such case, the following shall apply:

2.2.5.1.
Subject to the limitations set forth in Section 2.2.5.2, [***] shall [***] over the Deadlocked matter, such authority to be exercised by [***] and notified to [***] within [***] days after delivery of the applicable Deadlock notice. If [***] fails to notify [***] how [***] has elected to [***] on the Deadlocked matter, [***] may take such action with respect to the Deadlocked matter as [***] deems appropriate [***]. With respect to matters described in Section 2.2.5.2, for which [***] is not entitled to [***] with respect to any Deadlock, such Deadlock shall be resolved pursuant to the provisions of Section 2.2.5.3.

2.2.5.2.
[***] will not have the authority under Section 2.2.5.1 or 2.2.5.4 to [***] make any decision that: (a) [***] or otherwise is [***] any term or provision of this Agreement; (b) [***] or its ability to meet its obligations under this Agreement; (c) [***] under a Workplan or [***] the achievability of such [***] in each case in a manner [***]; (d) [***]; (e) would require [***], in a manner material to [***], in the [***] or the use of [***] or [***] not currently contemplated in the relevant Workplan; (f) would [***] for which [***] is entitled to make use of [***] Protein Controls (as defined in [***]); (g) would [***] of the [***]; or (h) [***] either Party’s [***] obligations under [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.2.5.3.
With respect to matters described in Section 2.2.5.2 with respect to which [***] does not have authority under Section 2.2.5.1 to [***] make decisions (“Specific Deadlocked Matters”), the Parties shall first try to resolve such Specific Deadlocked Matter in a second JSC meeting to be held within [***] Business Days from the meeting in which the Specific Deadlocked Matter has remained unsolved. In the event that the JSC is again unable to resolve the Specific Deadlocked Matter, such matter shall be promptly referred to the [***] of Compugen and the [***] of Bayer.  If said officers cannot resolve such Specific Deadlocked Matter through [***] and [***] within [***] calendar days after the date on which the matter is referred to the Parties’ executive officers listed above, the Parties will attempt in [***] to settle the Specific Deadlocked Matter by mediation in accordance with the [***] by a [***] mediator with [***] Program. If the Parties [***] on a [***] mediator, the mediator will be appointed by the [***]. The place of the mediation proceedings shall be [***], [***], and the language to be used shall be [***]. If the Parties decide to submit the Specific Deadlocked Matter to mediation, [***] shall bear [***] expenses and [***] of all costs and fees of the mediator. If the Parties can also not resolve the Specific Deadlocked Matter by mediation in accordance with the [***], the Parties will continue the performance of the Research Program in accordance with the relevant Workplan without any change with respect to the Specific Deadlocked Matter for which no agreement was reached.

2.2.5.4.
Notwithstanding the above, [***] may, at any time upon one (1) month prior written notice to [***], disband the Joint Steering Committee.  If [***] provides such notice of disbandment to [***], the Parties’ obligations under this Section 2.2 will terminate, unless and until [***] provides written notice to [***] that it wishes to reinstate the Joint Steering Committee, in which case the Parties’ obligations under this Section 2.2 will be reinstated for the period following such notice by [***].  In the event of such disbandment and unless and until the Joint Steering Committee is reinstated, subject to [***], all activities and decisions assigned to the Joint Steering Committee as set forth above shall be performed and decided upon by [***] such authority to be exercised by [***] (taking into consideration concerns raised by [***] and the goals of the relevant Research Program).  During the period of disbandment, [***] shall inform Compugen with written notice about proposed decisions [***].  If [***] provides such written notice, each Party will promptly appoint authorized representatives with the same competencies as the members of the Joint Steering Committee to discuss such proposed decisions [***].  If such representatives are unable to agree on such matter within [***] days of [***]’s notice to [***], such matter shall be promptly referred to the [***] and the [***].  If said [***] cannot resolve such matter through [***] negotiations within [***] days after the date on which the matter is referred to the Parties’ [***] listed above, the Parties will attempt to resolve the matter in accordance with the mediation process described in [***].

2.2.5.5.
Unless earlier disbanded in accordance with [***] or agreed by the Parties otherwise in writing, the Joint Steering Committee will disband within [***] months following the end of the later to expire [***]. After such disbandment the Joint Steering Committee may reconvene on an ad-hoc basis solely to discuss [***]. A request by a Party for a Joint Steering Committee meeting shall be given in written form to the other Party with [***] notice and shall contain sufficiently detailed information about the requested topic and the required decision by the Joint Steering Committee.

2.3.	Performance of Work.

2.3.1.
Performance.  Each of the Parties shall use Commercially Reasonable Efforts to perform the activities designated as its responsibility under each Workplan, including delivering deliverables and reports set forth in each Workplan, in accordance with the timetables set forth in such Workplan.  Each Party will provide the [***] needed to perform the activities designated as its responsibility under each Workplan.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.3.2.
Project Manager.  The Parties acknowledge that effective communications between Parties is an essential ingredient to the success of the Research Programs. In order to facilitate such communications, each Party will designate a person to serve as the project manager on its behalf for purposes of each Research Program (each, a “Project Manager”).  A Party may designate the same person to serve as its Project Manager of both Research Programs or designate two persons to serve as Project Managers, one for each Research Program. Each Party may appoint and replace its Project Manager(s) by written notice to the other Party.  The Project Managers for each Research Program will meet (in person, teleconference or video conference) on a monthly basis, or more often as needed, to give each other an update on the results in the Research Program, review the progress of such Research Program and scientific issues relating to such Research Program.  The Project Managers may with mutual agreement include members of their scientific teams in such meetings. The Project Managers will prepare and propose decisions on activities under and amendments of the Workplans, promote the performance of the work under the Research Programs and ensure that such work is done as agreed under the Workplans.

2.3.3.
Reports.  Each Party’s Project Manager for the relevant Research Program shall provide the members of the Joint Steering Committee with written updates regarding its Party’s activities under the Workplan, including summary results and analyses thereof, prior to each JSC meeting.  In addition, within [***] days after the end of each year of the relevant Research Period and at the end of such Research Period, each Party’s Project Manager will provide the Joint Steering Committee with a written report regarding its Party’s activities under the Workplan, including protocols, experimental procedures, results, analyses thereof and conclusions for the previous [***] month period (or in the case of the report at the end of the Research Period, for the period since the previous written report) in the format and containing the level of detail described in Exhibit 2.3.3.  At the request of a Project Manager, the Project Managers for the relevant Research Program and members of the relevant scientific teams will discuss any questions raised by either Party regarding the contents of such reports.

2.3.4.
Use of Contractors. Each Party may use contractors (including Affiliates) to perform, on its behalf and for its benefit (on a work-for-hire basis), [***] (unless agreed otherwise by the Parties) activities designated as such Party’s task under the relevant Workplan, provided that any such contractor (except for Affiliates of Bayer used as contractor of Bayer or Affiliates of Compugen used as contractor of Compugen) has been approved in advance by both Project Managers or, if the Project Managers do not reach agreement on the choice of contractors, by the Joint Steering Committee and enters or has entered into an agreement with such Party obligating such contractor to all confidentiality, publication and intellectual property-related provisions of this Agreement, applicable to such Party (subject to exceptions with respect to the publication limitations which may be approved by the Joint Steering Committee on a case-by-case basis).  Each Party shall be solely responsible for the supervision and direction of contractors performing activities designated as such Party’s task under such Workplan and shall be solely liable for any damage, injury or harm caused by such contractors. Without limiting the foregoing, the Parties agree that for purposes of the work to be performed by [***], a [***] of [***] in accordance with the stage entitled [***] of the CGEN-15001T Workplan and the stage entitled [***] of the CGEN-15022 Workplan, [***] will be a contractor of Compugen or its Affiliate, regardless of the fact that [***].

2.3.5.	Compliance. Each Party agrees to comply with all laws, governmental regulations and guidelines applicable to the performance of the activities that it is responsible for under the relevant Workplan.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.3.6.
Records.  Each Party shall prepare and maintain, or cause to be prepared and maintained, complete and accurate written records pertaining to its respective activities within each Research Program in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect the work done and results achieved in the performance of its respective activities under the Research Program, and which shall be retained by such Party for at least [***] years after the expiration or termination of this Agreement, or for such longer period as may be required by any applicable law. Each Party shall make such records available for inspection by the other Party at all reasonable times, and deliver copies of such records to the other Party at the other Party’s reasonable request and cost.

2.3.7.	Material Transfer.

2.3.7.1.
General.  From time to time, each of Bayer (or any of its Affiliates) and Compugen (or any of its Affiliates) may transfer biological materials to the other for purposes of the Research Programs and the development of Products and Product Companion Diagnostics.  Each Party understands that biological materials transferred by the other Party or its Affiliates are experimental in nature and neither Party makes any representation or warranty, express or implied, as to the identity, ownership, purity, utility, safety or activity of such biological materials.  Neither Party shall be liable for any loss, harm, illness or other damage or injury arising from the other Party’s or its Affiliate’s receipt, handling, use or disposal of any such biological materials, except to the extent attributable to the transferring Party’s or its Affiliate’s own gross negligence or willful misconduct. Further, neither Party makes any representation or warranty that the use of the biological materials transferred by it or its Affiliate will not infringe any Third Party intellectual property rights.  Each Party and its Affiliates shall use the other Party’s biological materials only for the purposes of performing its obligations or exercising its rights under this Agreement.  Neither Party shall transfer the other Party’s material to any Third Party, except to contractors or collaborators of such Party for the purposes authorized by this Agreement.  For the avoidance of doubt, after the Research Program, unless Compugen notifies Bayer of limitations on the transfer of any biological materials (other than Target Biologics and/or Target Biomarkers) provided by Compugen that are imposed by agreements Compugen is party to, Bayer is free to share biological materials  provided by Compugen to Bayer (including, inter alia, Target Biologics), other than [***], with Third Parties solely for the purpose of the research and development of Products and/or Product Companion Diagnostics without any reporting obligation to, or requirement of authorization by, Compugen and provided that Bayer remains liable to Compugen with respect to any such use. Each Party will use the other Party’s biological materials in accordance with all applicable laws, regulations and governmental guidelines.

2.3.7.2.
[***] Protein Controls. The Parties agree that the CGEN-15001T Research Program may benefit from the use, as research reagents, of certain Compugen proprietary material [***] (“[***] Protein Controls”) and that the CGEN-15022 Research Program may benefit from the use, as research reagents, of certain Compugen proprietary material [***] (“[***] Protein Controls”).  Bayer understands that [***] Protein Controls and [***] Protein Controls are part of Compugen therapeutic development programs that are not subject to this Agreement (the “[***] Protein Program” and the “[***] Protein Program”, respectively).  The [***] Protein Program and the [***] Protein Program will each be referred to as a “[***] Protein Program”.  The Parties contemplate that Compugen will provide Bayer  (a) certain [***] Protein Controls for [***] specifically set forth in the CGEN-15001T Workplan or [***] otherwise specifically agreed to by [***]; and (b) certain [***] Protein Controls for use in certain activities specifically set forth in the CGEN-15022 Workplan or [***] otherwise specifically agreed to by [***]. The [***] Protein Controls and [***] Protein Controls provided by Compugen or its Affiliate to Bayer or its Affiliate shall be referred to as “[***] Protein Controls”. [***] Protein Controls provided by Compugen for purposes of the Workplans, as existing on the Effective Date, will be [***] along with information regarding the [***] and/or other [***] of the [***] Protein Controls.  Compugen shall provide the [***] Protein Controls [***] in the [***] described in the Workplans; such [***] Protein Controls will be [***] form and quality [***]. In addition to the provisions of Section 2.3.7.1, the following provisions will apply to use of such [***] Protein Controls provided by Compugen to Bayer:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a)
Notwithstanding [***], Bayer shall not be entitled to [***] Protein Controls to any [***], other than [***] of Bayer who are [***] (as described in the next sentence) on behalf of Bayer. Bayer and its [***] may use such [***] Protein Controls solely for performance of the [***] or otherwise specifically [***] as tasks involving the use of such [***] Protein Controls.

(b)
Bayer shall not, and shall ensure that its Affiliates, contractors and collaborators shall [***] the [***] or use [***] Confidential Information regarding the [***] and/or other [***] of the [***] nor any other [***] regarding the [***] provided by Compugen on a [***] any other [***] incorporating the [***] of a [***], without the prior express written consent of Compugen in each case;

(c)
Bayer shall not, and shall ensure that its Affiliates, contractors and collaborators shall not, [***] to any Third Party results of their use of the [***] Protein Controls, without Compugen’s prior written consent; and

(d)
Bayer shall within reasonable time, but in any case within [***] days, after becoming aware thereof, [***] to Compugen [***] with respect to Target [***] Proteins, their use or their production (in each case including, without limitation, [***] thereof), that are conceived and/or reduced to practice by Bayer, its Affiliates, contractors and/or collaborators, [***] Compugen or its Affiliates in the performance of work using a [***] Protein Control (“[***] Protein Invention”). Any such [***] Protein Invention, whether made by Bayer, any of its Affiliates or any of its contractors or collaborators, solely by Compugen or an Affiliate of Compugen, or jointly by any of the above, shall be [***].  Bayer and its Affiliates [***], and Bayer shall cause its contractors and collaborators [***], any and all of their [***] in and to any and all [***] to Compugen.  Upon Compugen’s request and at Compugen’s expense, Bayer shall [***] and [***] that any relevant Affiliate, contractor and collaborator [***] as Compugen deems [***], in its [***], to enable Compugen to [***] with respect to any of the foregoing.  Bayer will, and shall ensure that its Affiliates, contractors and collaborators will, at Compugen’s request, provide [***] and [***], as [***] to [***]. Bayer is [***] that its Affiliates, contractors and collaborators [***], and [***] by its Affiliates of, the provisions of this Section 2.3.7.2(d). Bayer shall ensure that its contractors and collaborators are [***] of this Section 2.3.7.2(d) by [***] to which Compugen is [***], prior to [***] to [***] Protein Controls or any Compugen Confidential Information related to Target [***] Proteins.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

For the avoidance of doubt, this clause does not limit in any way Bayer’s and its Affiliates’ right to conduct independent activities that an unaffiliated third party would also be allowed to perform using Target [***] Proteins (e.g. based on publications) without the use of or reference to Compugen Confidential Information; for the avoidance of doubt, (a) Compugen [***] with respect to the results of any such independent activities and (b) [***] is granted by Compugen by implication, estoppel or otherwise with respect to [***] Proteins under any Patents Controlled by Compugen or any of its Affiliates (both except for the right to use [***] Protein Controls pursuant to the terms of the previous paragraph).

2.3.7.3.
Use of Target Biologics in Compugen’s [***] Protein Programs. The Parties agree that Compugen’s [***] as part of its [***] may benefit from the use, as research reagents, of certain CGEN-15001T Target Biologics [***] and that Compugen’s [***] as part of its [***] may benefit from the use, as research reagents, of certain CGEN-15022 Target Biologics [***].  The Parties further agree that uses by Compugen of such Target Biologics must be restricted to prevent any adverse effect of such uses on the [***] of [***] and/or [***] and, in particular, the intellectual property rights in relation thereto. As a result, the Parties agree that [***], in accordance with the procedure set forth in Section 2.3.7.3.3, certain of such Target Biologics [***] of the Research Programs which Compugen will be entitled to use subject to [***]. The CGEN-15001T Target Biologics and the CGEN-15022 Target Biologics that are [***] in accordance with Section 2.3.7.3.3 will be referred to as [***].

2.3.7.3.1.
Allowed uses of Target Biologics [***]: Compugen may use Target Biologics Controls only for [***].  No [***] shall be allowed to be performed by Compugen using Target Biologic [***], unless [***] agrees on any [***] in advance.

2.3.7.3.2.
Transfer to third parties: Subject to sentence 2 of this Section 2.3.7.3.2, Compugen is entitled to provide Target Biologic [***] and data relating to such Target Biologic [***] to its Affiliates, contractors and collaborators, solely to [***] within the [***] Protein Programs and with no right of such Affiliates, contractors and collaborators [***] the Target Biologic [***] or [***] to any further third parties; provided that Compugen ensures that any [***] relating to [***] and that Compugen imposes on such third parties obligations with regard to [***] than those agreed between Bayer and Compugen, including, without limitation that third parties [***] relating to such Target Biologic [***] – other than [***] specified in Exhibit 2.3.7.3.2– prior to the [***] with respect to such Target Biologic [***] by the Parties (i.e. [***] months after filing date), without Compugen first obtaining the [***]. In any event (including in connection with any publication of the data specified in Exhibit 2.3.7.3.2) Compugen will not make, and will ensure that third parties to which Compugen discloses data relating to Target Biologic [***] will not make, [***], with the exceptions that Compugen does not have to prevent such third parties from making [***] (i) solely vis-à-vis Compugen within the relevant [***] Protein Program on a [***] basis or (ii) solely based on data that is  [***], or data relating to Target Biologic Controls, provided by Compugen to such third party pursuant to sentence 1 of this Section 2.3.7.3.2. Compugen may only provide Target Biologic [***] to its Third Party contractors and/or collaborators if (a) such [***] have been [***] not to have [***] or (b) such [***] have been [***] to have [***], but a [***] such [***].  Compugen shall be liable for any non-compliance of its contractors and collaborators with the obligations under this Section 2.3.7.3.2. Compugen shall ensure that its contractors and collaborators are bound by the provisions of this Section 2.3.7.3.2 by agreements pursuant to which Bayer is named as a third party beneficiary, [***] to Target Biologic [***] or any Bayer Confidential Information related to Target Biologic [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.3.7.3.3.
Selection of Target Biologic [***]: Exhibit 2.3.7.3.3 sets forth the criteria that a particular Target Biologic developed in the performance of a [***] needs to fulfill in order to be chosen as a [***] and the timing and procedure for such selection by [***].  The Parties, through the [***], shall [***] suitable CGEN-15001T Target Biologics or CGEN-15022 Target Biologics to serve as Target Biologic [***]. Both Parties agree that for the selection of appropriate Target Biologics [***] for Compugen’s [***] Protein Programs [***] for the Target Biologics to [***] for the [***] as determined by the [***] It is understood that in no instance shall any CGEN-15001T Target Biologic or CGEN-15021 Target Biologic that is a [***] or that has, in [***], the [***] as a [***]; provided however, that [***] as a [***], such [***] shall remain a [***] unless [***].  Once any Target Biologics are chosen as Target Biologic [***], Compugen will be entitled to use the [***] such [***] in order to [***] such [***] for [***] in accordance with the provisions of [***].

2.3.7.3.4.	Additional provisions on Target Biologic [***]: In addition to the provisions of Section 2.3.7.1, the following provisions will apply to use of Target Biologic [***]:

(a)
Compugen shall only be allowed to [***] Target Biologic [***] and TBC Producing Cells [***] according to this Section 2.3.7.3 during the duration of [***].  For clarity, Compugen will be [***] Target Biologic [***] and TBC Producing Cells in accordance with the provisions of Section 2.3.7.3, and to [***] Target Biologic [***] for such use, after [***].

(b)
Compugen shall not, and shall ensure that its Affiliates, contractors and collaborators shall not, [***] the Target Biologic [***] and TBC Producing Cells, except that Compugen and its Affiliates, contractors and collaborators may [***] for the purpose of [***] (e.g. [***] with [***] to allow [***] in certain [***]). For clarity, any such modifications shall be deemed [***] and will be subject to the terms of this Section 2.3.7.3;

(c)
Compugen shall within reasonable time, but in any case within [***] days after becoming aware thereof, [***] to Bayer any and all [***] with respect to Target Biologics, their [***] or their [***] (in each case including, without limitation, [***] thereof), that are [***] by Compugen, its Affiliates, contractors and/or collaborators, alone or jointly with one another or with Bayer or its Affiliate in the performance of the work using a Target Biologic Control [***]. Any such [***], whether made solely by Compugen or any of its Affiliates or contractors or collaborators, solely by Bayer or a Related Party, or jointly by any of the above, shall be [***] and be [***] in Section [***] and [***] to [***].  In the case of a [***] by a [***] or [***], Compugen shall ensure that such inventions are [***] to Compugen such that they will also be [***].  Compugen will, at Bayer’s request, provide all necessary [***] and cooperate with Bayer, as reasonably required to [***]. Compugen is responsible for ensuring that its Affiliates, contractors and collaborators [***], and shall [***] by its Affiliates of, the provisions of this Section 2.3.7.3.4(c).  Compugen shall ensure that its contractors and collaborators are bound by the provisions of this Section 2.3.7.3.4 by agreements pursuant to which Bayer is named as a third party beneficiary, prior to obtaining access to Target Biologics [***] or any Bayer Confidential Information related to Target Biologics [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.3.8.
Data Transfer.  The Parties agree that (a) the Research Programs may benefit from Know-How with respect to the [***] of Targets that Compugen has [***] in the [***] with respect to its [***] Protein Programs (“[***] Program Target Know-How”) and (b) Compugen’s [***] respect to the [***] Protein Programs [***] from Program Know-How relating to the [***] of Targets (“Research Program Target Know-How”). The Parties agree (i) that Bayer may use the [***] Program Target Know-How [***] and (ii) that, other than for purposes of the Target Programs, Compugen may use such Research Program Target Know-How [***] its [***] Protein Programs.

2.3.9.	Funding. Subject to Section 2.4, each Party shall bear its own costs and expenses incurred in the performance of the activities to be performed by it under the Workplans.

2.4.	Revisions or Expansions to Workplans.

2.4.1.
Any revision or expansion to a Workplan that may be requested by either of the Parties during the relevant Research Period shall be discussed by the Joint Steering Committee. This includes, without limitation, discussions regarding the effect any such requested revision or expansion will have on the deliverables (including timing) to be provided under the relevant Workplan, the allocation of [***] resources for performance of [***] under the relevant Research Program, and appropriate funding to be provided by [***] to support additional work to be performed by [***] and not contemplated under the then actual Workplan.

2.4.2.
If the Joint Steering Committee determines that a Party’s request refers to matters that do not materially change the relevant Workplan (such as [***]) and such changes do not impact the [***] to such activity, the Joint Steering Committee shall have the authority to amend the relevant Workplan per such Party’s request, and such amendment shall be incorporated into the relevant Workplan by reference.

2.4.3.
If the [***] determines that the request refers to matters that materially change the relevant Workplan, or that such changes impact the [***] to such activity, the Steering Committee shall prepare and present to the Parties’ authorized personnel a detailed written proposal for such revision or expansion to the relevant Workplan.  If such proposal is approved by authorized personnel of each of the Parties, it shall be incorporated into an amendment to this Agreement and an amendment to the relevant Workplan, and will be signed by the Parties.

2.5.
Target [***].  If, with respect to a Research Program, the Parties [***], as set forth in the Workplan for such Research Program (despite also Bayer using [***] to perform its part of the Research Program for such Workplan), and Bayer terminates this Agreement with respect to the relevant Target Program in accordance with Section 14.3, at the request of either Party, the Parties will discuss in good faith the [***] of such [***] to be [***] (including a [***] and [***]); provided that there may be [***] for each [***].  Any such other [***] would be [***] from [***].  If the Parties agree on such a [***], including a [***] and [***] to be provided by [***] to support such [***], this Agreement will be amended accordingly and (a) if the [***] is the [***], to [***] the [***] with such [***], to [***] the [***] and [***] with references to the [***] in such [***] or (b) if the [***] is the [***], to [***] the [***] with such [***], to [***] the definitions of [***] and [***] with [***] to the [***] in such [***] Compugen [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.            Licenses.

3.1.	By Compugen to Bayer.

3.1.1.	Exclusive Licenses.

3.1.1.1
Target Biologics. Subject to the terms and conditions set forth in this Agreement, Compugen hereby grants to Bayer an exclusive (even as to Compugen, except as set forth in Section 3.1.1.4), worldwide, royalty-bearing license, with the right to grant sublicenses (subject to Section 3.1.3), under the Compugen Intellectual Property and Compugen’s interest in Joint Intellectual Property, solely to do or have done further research on and or with Target Biologics in the Field.

3.1.1.2
Products. Subject to the terms and conditions set forth in this Agreement, Compugen hereby grants to Bayer an exclusive (even as to Compugen, except as set forth in Section 3.1.1.4), worldwide, royalty-bearing license, with the right to grant sublicenses (subject to Section 3.1.3), under the Compugen Intellectual Property and Compugen’s interest in Joint Intellectual Property, solely to develop, have developed, make, have made and use and have used Target Biologics solely in order to do or have done research on, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Products for use in the Field. For clarity, no rights are granted by Compugen with respect to Target Biologics for any other uses.

3.1.1.3
Target Biomarkers. Subject to the terms and conditions set forth in this Agreement, Compugen hereby grants to Bayer an exclusive (even as to Compugen, except as set forth in Sections 3.1.1.4 and 3.3), worldwide, royalty-bearing license, with the right to grant sublicenses (subject to Section 3.1.3), under the Compugen Intellectual Property and Compugen’s interest in Joint Intellectual Property solely to do or have done further research on, develop, have developed, make, have made, use, have used Target Biomarkers solely:

(a) for therapeutics research and development purposes; and

(b) subject to Section 3.1.1.4, to do or have done research on, develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Diagnostics.

3.1.1.4	Exceptions. Notwithstanding the licenses set forth above, Compugen reserves the following rights:

(i)
on behalf of itself, its Affiliates and its contractors approved in accordance with Section 2.3.4 the right to use and practice the Compugen Intellectual Property and Joint Intellectual Property within the scope of the license granted in Sections 3.1.1.1, 3.1.1.2 and 3.1.1.3 to perform its activities under the Research Programs (for clarity, including the right to license such Affiliates and contractors approved in accordance with Section 2.3.4 under Joint Intellectual Property to do the same);

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(ii)
on behalf of itself and its Affiliates, contractors and collaborators, the right to use and practice the Compugen Intellectual Property and Joint Intellectual Property to [***] solely to [***] with [***], including without limitation for the [***] (for clarity, including the right to [***]), provided that Compugen will [***] on [***] and thereafter up until the earlier of (1) [***] with respect to a [***] from the [***] and (2) [***] years following the Effective Date, [***] provide Bayer with the following information: (x) whether [***] for [***], (y) [***] of [***], and (z) to the extent that the [***] of the [***] to [***] of [***] and/or that the [***] have [***], [***], (for example: based on [***], and [***]) as a [***] of the [***] of such [***] and, upon request of Bayer, further [***] including [***] of [***]; and

(iii)
on behalf of itself and its Affiliates, contractors and collaborators, the right to use and practice the Compugen Intellectual Property and Joint Intellectual Property to [***] or have [***] for [***] purposes solely to support [***] and [***] of [***] (for clarity, including the right to [***]), provided that if and to the extent that those studies [***] that the [***] have [***] (in Compugen’s [***]) as a [***], Compugen will [***] on [***] and thereafter up until the earlier of (1) [***] and (2) [***] years following the Effective Date, [***] provide Bayer with a detailed description of the [***] of the [***] that [***] and, upon request of Bayer, with further [***] including [***].

In addition, Bayer undertakes that it shall not, and to ensure that its Affiliates will not, [***] to use [***] to [***].

3.1.1.5
For the avoidance of doubt, the licenses granted above do not limit in any way the Parties’ and their Affiliates’ right to conduct independent activities that a Third Party would also be allowed to perform (e.g. based on publications or Target Biologics obtained from a Third Party who did not make use of Compugen Intellectual Property nor of Joint Intellectual Property in developing or making such Target Biologics).

3.1.2
Affiliates and Contractors. The licenses granted to Bayer under Section 3.1.1 include the right to have some or all of Bayer’s rights under Section 3.1.1 exercised or performed by one or more of Bayer’s Affiliates on Bayer’s behalf and/or by one or more contractors on Bayer’s behalf or on behalf of an Affiliate of Bayer without such right being deemed a Sublicense; provided however that:

3.1.2.1
with respect to contractors of Bayer or of an Affiliate of Bayer, no such contractor or Affiliate shall be entitled to grant, directly or indirectly, to any Third Party any right of whatever nature under, or with respect to, or permitting any use or exploitation of, any of the Compugen Intellectual Property or Joint Intellectual Property, including any right to develop, manufacture, market or sell Products or Diagnostics; and

3.1.2.2
any act or omission taken or made by an Affiliate or contractor of Bayer or by a contractor of an Affiliate of Bayer under this Agreement will be deemed an act or omission by Bayer under this Agreement.

3.1.3	Sublicenses.

3.1.3.1
Sublicense Grant. Bayer will be entitled to grant Sublicenses to third parties subject to the terms of this Section 3.1.3; provided that with respect to the development of Products under a Target Program, Bayer may only grant a Sublicense to a [***] that (a) in Bayer’s [***] has the [***] to [***] in accordance with the [***], and (b) is, in Bayer’s [***] and [***] all [***] obligations of Bayer under this Agreement.  Any such Sublicense shall be on terms and conditions in compliance with and not inconsistent with the terms of this Agreement.  Bayer may grant Sublicenses only pursuant to written agreements, which will be subject and subordinate to the terms and conditions of this Agreement.  Such Sublicense agreements will contain, among other things, the following:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a)	all [***] to [***] to [***] under this Agreement;

(b)	if the [***], a provision stating that [***]with, and [***], including without limitation those relating to the [***].

In addition, in negotiating Sublicense agreements, Bayer will use good faith efforts to include in such Sublicense agreement a provision enabling Bayer to terminate such Sublicense agreement if the Sublicensee or an Affiliate of the Sublicensee commences an action in which it challenges the validity, enforceability or scope of any of the Compugen Patent Rights, provided that (in light of possible changes in applicable [***] law) Bayer will be [***] if and to the extent, in Bayer’s [***], there is a risk that such a [***] would [***] then applicable [***] law.

3.1.3.2
Delivery of Sublicense Agreement. Bayer shall furnish Compugen with a fully executed copy of any Sublicense agreement and any amendment to a Sublicense agreement, promptly after its execution.  Bayer may redact such copies to the extent necessary to preserve the confidentiality of proprietary information that is not relevant to Compugen’s rights or Bayer’s obligations under this Agreement, provided that sufficient information remains unredacted to allow Compugen to assess whether Bayer is in compliance with its obligations under this Agreement and to verify amounts owed to Compugen in connection with such Sublicense.  Compugen shall keep all such copies of such agreements in its confidential files and shall use them solely for the purpose of monitoring Bayer’s and Sublicensees’ compliance with their obligations hereunder and enforcing Compugen’s rights under this Agreement.

3.1.3.3
Breach by Sublicensee. In the case of any act or omission by any Sublicensee of Bayer that would have constituted a material breach of this Agreement by Bayer entitling Compugen to terminate this Agreement in accordance with Section 14.3.3 had it been the act or omission of Bayer hereunder, (a) Bayer will take reasonable steps to cause such material breach to be cured (if curable) in a timely manner or (b) if such material breach cannot be cured in a timely manner, Bayer will notify Compugen of such material breach promptly after Bayer, cumulatively, becomes aware of the relevant act or omission of the Sublicensee and understands both that such act or omission constitutes a material breach and that such material breach is not curable, and [***] will [***] the appropriate measures to be taken, which may include termination of the Sublicense.  Compugen will not have the right to terminate this Agreement on account of such material breach by such Sublicensee, if (i) such breach is cured in a reasonable time period or (ii) Bayer discusses with Compugen possible courses of action, and terminates such Sublicense agreement based on a right to terminate the Sublicense agreement (which Bayer undertakes to include in the Sublicense agreement) if such material breach is not cured within [***] days and Compugen requests Bayer to terminate the Sublicense agreement due to such failure to cure the material breach.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.1.4	Technology Transfer.

3.1.4.1
Within [***] weeks of the Effective Date, Compugen shall, [***], deliver to Bayer or its designated Affiliate or Sublicensee, in whatever form Bayer may reasonably request, true and complete copies of all written, graphic or electronic embodiments of the Compugen Intellectual Property. Thereafter, on a continuing basis during the term of the Agreement, Compugen shall, without [***], and shall cause its Affiliates to, [***] after Compugen both (a) becomes aware of any additional Compugen Intellectual Property and (b) understands that the relevant Know How is Compugen Intellectual Property,  disclose and deliver to Bayer or its designated Affiliate or Sublicensee, in whatever form Bayer may reasonably request, true and complete copies of all written, graphic or electronic embodiments of all additional Compugen Intellectual Property which comes into existence from time to time. For clarity, the transfer obligation under this Section 3.1.4 excludes information specifically relating [***] and/or [***] Proteins (other than the information provided under [***]).

3.1.4.2
Without prejudice to the generality of Section 3.1.4.1, during the term of the Agreement, Compugen shall, without [***], provide Bayer or its designated Affiliate or Sublicensee with reasonable technical assistance relating to the use of the Compugen Intellectual Property for the purposes of Related Party’s acquisition of expertise on the practical application of the Compugen Intellectual Property or for the provision of assistance to the applicable Related Party on issues arising during exploitation of the Compugen Intellectual Property. If visits of Compugen representatives to the facilities of the applicable Related Party are reasonably requested, Compugen shall send appropriate representatives to such facilities, provided that Bayer shall [***] for its [***] and [***] for such [***].

3.2	By Bayer to Compugen.

Subject to the terms and conditions set forth in this Agreement, Bayer hereby grants Compugen a worldwide, fully-paid up, royalty-free, non-exclusive, not sub-licensable (other than to Compugen Affiliates and contractors approved in accordance with Section 2.3.4) license under (i) Program Know-How and Program Inventions owned by Bayer in accordance with Section 8.1.2.1, (ii) Bayer’s interest in Joint Intellectual Property and (iii) under other Know How provided by Bayer to Compugen for purposes of performance of the Research Programs, limited to the Research Period, solely for the purpose of performing Compugen’s activities under the Workplans.

3.3	Availability for Compugen.

(a)
Bayer hereby undertakes to use good faith efforts to ensure that with respect to Companion Diagnostics, Compugen and its Affiliates, collaborators and licensees will have access, under terms [***] (or in the event [***]), to the [***] (i.e. [***]). If Bayer is [***] Compugen, its Affiliates, collaborators and/or licensees, [***].  In such case, Compugen, its Affiliates, collaborators and/or licensees (as the case may be) may [***] an Affiliate, collaborator or licensee [***] and will perform [***] under which Compugen, its Affiliates, collaborators and/or licensees (as the case may be) [***], under terms [***]. If, cumulatively, (i) [***] between [***] (as the case may be) and [***] developing [***] do not [***] within [***] of the date Compugen, its Affiliates, collaborators and/or licensees (as the case may be) [***] and (ii) Compugen, its Affiliates, collaborators and/or licensees (as the case may be) and [***] are [***] with respect to a [***], notwithstanding the [***], Compugen and its Affiliates will have the [***] and [***] and [***] (including the right to [***]) solely to do or have done [***] on, [***], have [***], have [***] (i.e.  a [***]).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)
If Compugen or its Affiliate wishes to [***] (for the avoidance of doubt, on [***] basis) as a commercial product (for Compugen and/or for a licensee of Compugen) a Target Biomarker for [***] (e.g. [***]) than the one [***] (or if [***]), the procedure will be as follows: [***] of its interest [***], and shall [***] of such a product [***]. Bayer may [***] or [***], at that time, [***] or [***] the [***]. If, following a [***] of [***], [***] does not (i) enter into [***] in relation to [***] refers to within [***] after this [***] (or, if [***] after [***]), or (ii) [***] with its [***] in relation to the [***] that the [***], which period will be extended by an additional [***] month period if Bayer and its [***]), Bayer will be [***]. If, from the date when [***], neither [***] (i) [***] with a [***] within [***] or (ii) [***] with [***] in relation to the [***] of a [***] within a period of [***] which will be extended by an additional [***] period if [***] (or its licensee, as applicable) and [***] are still in [***], [***] of the [***] of a [***] will be [***]. For the avoidance of doubt, if, after [***], Compugen again becomes [***], the process described in this Section 3.3 (b) will [***]. If, following [***], [***], its Affiliate or its licensee thereafter [***] with a [***] use [***] to ensure that [***] to such assay [***] than those agreed upon between [***] (or its Affiliate or licensee) and its contract partner (or in the event [***] its Affiliate or licensee develops such an assay, on reasonable terms).

3.4
No Other License or Grant of Rights. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon a Party by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of another Party or any other entity.

4.	Exclusivity

During the Research Period of each Research Program, neither Party shall use a Target of such Research Program to [***] relating to Target Biologics directed against such Target, other than under such Research Program or as otherwise permitted under this Agreement (including without any limitations Sections 2.3.7.3 and 3.1.1.4). If either Party becomes aware that as a result of [***] in [***] that are not [***] that are directed at the [***], using [***], result in the [***], such Party, unless it is prohibited from doing so due to an obligation of confidentiality to a licensee of such Biologic(s), will promptly inform the other Party and both Parties will [***] to keep the Research Program and the project under which such [***] separate.

5.	Development and Commercialization Diligence.

5.1.
General. With respect to each Target Program, Bayer shall use Commercially Reasonable Efforts [***] to develop and obtain Marketing Authorization for [***] Product from such Target Program and to commercialize such Product in each of the following major markets: [***] the [***] at least [***] of the [***] in the [***]; and [***] of [***] and [***].

5.2.
Bayer Development Process. With respect to each Target Program, Bayer will at [***] inform Compugen about the [***] to r[***], made by the [***] in a manner consistent with [***] to [***], to enable [***] of the [***] comply with [***] to [***] to [***].  Bayer will also [***] provide Compugen with [***] and about any [***] and/or [***].  Bayer will [***] to meet the [***] of the next decision point set by the relevant committee. For the avoidance of doubt, any failure of Bayer to reach a new decision point within a specific timeline (including any timelines set by the relevant Bayer internal committee) does not in itself give rise to any right of Compugen to terminate the relevant Target Program, unless Bayer did not [***] to [***]. The effects of any termination of the relevant Target Program by Compugen against Bayer due to violation of diligence obligations will be limited to a right to terminate the relevant Target Program with the effects specified in Section 14.4 and with any other rights specifically on account of such violation of diligence obligations (such as damages, specific performance etc.) being excluded.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.3.
[***] Report. Within [***] days after the end of each [***] period ending June 30th or December 31st, as applicable, during the term from completion of the relevant Research Program until termination or expiration of the relevant Target Program, Bayer shall furnish Compugen with a written report setting forth for each Target Program, its and other Related Parties’ efforts during the prior [***] period to develop and commercialize Products for such Target Program, including without limitation: (a) [***] (including without limitation [***] described in Section [***]); (b) [***]; and (c) [***]. The report shall also contain a discussion [***] for the then current [***] period.  In addition, if Bayer has made changes or foresees changes to the [***] and [***] pursuant to Section 5.2, Bayer shall include in such a report the revised or contemplated [***] and a [***].  Each report shall be broken down by [***] within each Target Program and must contain a sufficient level of detail for Compugen to assess whether Bayer is in compliance with its obligations under Section 5.1 with respect to the relevant Target Program, however, it being understood that the [***] of Bayer’s reporting obligation to Compugen shall not [***]. Within [***] days after the delivery of each such report, the Joint Review Committee (as defined below) will meet to review with Bayer the contents of such report and the progress of Bayer’s efforts to meet its obligations under this Section 5.

5.4.
Joint Review Committee. After the end of the first Research Program, the Parties will establish a joint review committee (“Joint Review Committee”) comprised of an equal number of representatives from each Party. Each Party may change its representatives to the Joint Review Committee from time to time, in its sole discretion, effective upon notice to the other Party of such change.  The representatives shall have appropriate technical credentials, experience and knowledge relevant to the development and commercialization of Products. The Joint Review Committee will [***] in [***] under the other provisions of [***].  Additional representatives of a Party may be invited, from time to time by mutual consent of the Parties, to attend Joint Review Committee meetings.  [***] with the Joint Review Committee; however, Bayer will [***] to the Joint Review Committee by Compugen.  The Joint Review Committee will meet at least [***] (following the receipt of reports as set forth in Section 5.3) at such dates, times and locations as may be determined by the Joint Review Committee with unanimous consent. Alternatively, the Joint Review Committee may meet by means of teleconference, videoconference or other similar communications equipment.  [***] will [***][***] associated with [***] participation on the Joint Review Committee.  [***] may, at any time upon written notice to [***] disband the Joint Review Committee.  If [***] provides such notice of disbandment to [***], the Parties’ obligations under this Section 5.4 will terminate, unless and until [***] provides written notice to Bayer that it wishes to reinstate the Joint Review Committee, in which case the Parties’ obligations under this Section 5.4 will be reinstated for the period following such notice by [***].

6.	Consideration.

6.1.
Upfront License Issuance Fee.  For the licenses granted to Bayer under Section 3.1.1, Bayer shall pay Compugen a non-refundable license issuance fee of ten Million US Dollar ($10,000,000), which Compugen is entitled to invoice upon the Effective Date.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2.	Milestone Payments.CONFIDENTIAL TREATMENT REQUESTED

6.2.1
First Product Milestones. With respect to each Target Program, Bayer shall pay Compugen the following milestone payments with respect to [***] Product [***] a Target Biologic from such Target Program (i.e. a CGEN-15001T Target Biologic in the case of the CGEN-15001T Target Program and a CGEN-15022 Target Biologic in the case of the CGEN-15022 Target Program) to reach such milestone, regardless of whether such milestone is achieved by Bayer or another Related Party:

6.2.1.1	[***] US Dollars ($[***]) upon the achievement of [***];

6.2.1.2	[***], US Dollars ($[***]) upon the [***] of [***] as a [***]);

6.2.1.3	[***] US Dollars ($[***]) upon [***] such a Product [***];

6.2.1.4	[***] Thousand US Dollars ($[***]) upon the [***] with such a Product in a [***];

6.2.1.5	[***] US Dollars ($[***]) upon the [***] with such a Product in a [***];

6.2.1.6	[***] US Dollars ($[***]) upon the [***] with such a Product [***] for a [***] with such a Product;

6.2.1.7	[***] US Dollars ($[***]) upon the [***] with such a Product [***] with such a Product;

6.2.1.8	[***] US Dollars ($[***]) upon the [***] with respect to such a Product with a [***], [***] or [***]; for the avoidance of doubt, this milestone, [***];

6.2.1.9	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.1.10	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.1.11	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

6.2.1.12	[***] US Dollars ($[***]) upon [***] in the [***] with respect to the [***] for such a Product;

6.2.1.13	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.1.14	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

6.2.1.15	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.1.16	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.1.17	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.2.1.18
[***] US Dollars ($[***]) in the [***] in which [***] for such a Product within such [***] reach [***] US Dollars ($[***]); such amount will be due [***] for the Calendar Quarter in which [***] for such Product in such [***];

6.2.1.19
[***] US Dollars ($[***]) in the [***] in which [***] for such a Product within such [***] reach [***] US Dollars ($[***]); such amount will be due [***] for the Calendar Quarter in which [***] for such Product in such [***]; and

6.2.1.20
 [***] US Dollars ($[***]) in the [***] in which [***] for such a Product within such calendar year reach [***] US Dollars ($[***]); such amount will be due together with the payments on royalties in accordance with Section 7.1 for the Calendar Quarter in which [***] for such Product in such [***] reach such milestone.

6.2.2
[***] Product Milestones.  With respect to each Target Program, Bayer shall pay Compugen the following milestone payments with respect to the [***] Product containing a Target Biologic from such Target Program to reach such milestone, regardless of whether such milestone is achieved by Bayer or another Related Party, provided that such [***] milestone payments shall not be paid if (a) [***], all [***] (“[***] Product”) and (b) such [***] did not [***] US Dollars ($[***]) [***] prior to [***]), it being understood that if a milestone payment is not paid with respect to a [***] Product due to the [***] Product becoming [***] Product, Compugen shall be entitled to such milestone payment upon the achievement of such milestone by a [***] Product containing a Target Biologic from such Target Program to reach such milestone.

6.2.2.1	[***] US Dollars ($[***]) upon the [***] with such a Product in [***] for a [***] with respect to such a Product;

6.2.2.2	[***] US Dollars ($[***]) upon the [***] with such a Product in a [***] for a [***] with respect to such a Product;

6.2.2.3
[***] US Dollars ($[***]) upon the [***] with respect to such a Product with a [***]  [***], [***] and/or [***]; for the avoidance of doubt, this milestone, [***] with respect to the [***] with all [***];

6.2.2.4	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.2.5	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.2.6	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

6.2.2.7	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.2.8	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.2.9	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

6.2.2.10	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.2.2.11	[***] US Dollars ($[***]) upon the [***] in the [***] with respect to the [***] for such a Product;

6.2.2.12	[***] US Dollars ($[***]) upon the [***] in [***] with respect to the [***] for such a Product;

6.2.2.13
 [***] US Dollars ($[***]) in the [***] in which [***] for such a Product within such calendar year reach [***] US Dollar ($[***]); such amount will be due [***] in accordance with [***] for the Calendar Quarter in which [***] such [***] in such [***];

6.2.2.14
 [***] US Dollars ($[***]) in the [***] in which [***] for such a Product within such [***] reach [***] US Dollar ($[***]); such amount will be due [***] in accordance with [***] for the Calendar Quarter in which [***] for such [***] in such [***]; and

6.2.2.15
 [***] US Dollars ($[***]) in the first [***] in which [***] for such a Product within such [***] reach [***] US Dollar ($[***]); such amount will be due [***] in accordance with [***] for the Calendar Quarter in which [***] for such [***] in such [***].

6.2.3
The milestones set forth in Sections 6.2.1 and 6.2.2 are intended to be [***].  In the event that Bayer [***] any of such milestones for a Product (“[***]”), Bayer shall be deemed to have achieved such [***] Milestone when it achieves the [***] milestone for the relevant Product (“Achieved Milestone”).  Payment for any [***] Milestone that is owed in accordance with the provisions of this Section 6.2.3 shall be reported and paid together with the reporting and payment of the Achieved Milestone, according to Sections 7.1.2.

6.2.4
For the avoidance of doubt, Bayer does not have to pay (a) with respect to either Target Program, any of the milestone payments set forth in Section 6.2.2 [***], or (b) in relation to a specific Product, for any [***].

6.3	Royalties on Net Sales of Products.

6.3.1	Royalties. Bayer shall pay Compugen royalties on [***] Net Sales of each Product in each calendar year, as follows:

6.3.1.1	An amount [***]% of Net Sales of such Product on the [***] US Dollars ($[***]) in [***] Net Sales of such Product in such calendar year;

6.3.1.2
 An amount [***]% on the portion of Net Sales of such Product [***] US Dollars ($[***]) in [***] Net Sales of such Product in such [***] up to [***] Net Sales of such Product of [***] US Dollars ($[***]) in such [***];

6.3.1.3
 An amount [***]% on the portion of Net Sales of such Product [***] US Dollars ($[***]) in [***] Net Sales of such Product in such [***] up to [***] Net Sales of such Product of [***] US Dollars ($[***]) in such [***];

6.3.1.4
An amount [***]% on the portion of Net Sales of such Product [***] US Dollars ($[***]) in [***] Net Sales of such Product in such [***] up to total Net Sales of such Product of [***] US Dollars ($[***]) in such [***]; and

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.3.1.5	An amount equal to [***]% on the portion of Net Sales of such Product exceeding [***] US Dollars ($[***]) in [***] Net Sales of such Product in such [***].

6.3.2
Third Party Royalty Set-Off. If [***] is required (a) in its reasonable judgment to obtain a license from a Third Party to an Infringed Claim that would be infringed  by [***] research on, making or using of [***] in the research on, making, using, selling, offering for sale or importing of a [***] in a certain country, and [***] obtains such a license after good faith, arm’s length negotiations and consultation with [***], or (b) to make any [***] with respect to the research, making, using, selling, offering for sale or importing of a [***] in any country, [***] may offset an amount of [***] percent ([***]%) of any [***] due as consideration for such license (in the case of (a)) or all such [***] (in the case of (b)) with respect [***] in such country against [***] with respect to [***] on such [***] in such country; provided that in no event shall [***] with respect to any [***] fall below [***] percent ([***]%).

6.3.3
Payments to Compugen Licensors.  For clarity, nothing herein shall be deemed to impose on Bayer any obligation towards licensors of Compugen (including [***]) on any amounts, if any, due by Compugen to any such licensor on account of consideration received by Compugen under this Agreement.

6.4	Royalties on Net Sales of Diagnostics.

6.4.1	Bayer shall pay Compugen an amount [***] percent ([***]%) of all Net Sales of Diagnostics by Bayer and/or its Affiliates.

6.4.2	Bayer shall pay Compugen an amount [***] percent ([***]%) of all Sublicense Diagnostic Sales Income.

6.5	Non-Royalty Sublicense Income. Bayer shall pay Compugen the following amounts on Non-Royalty Sublicense Income:

6.5.1
Products. If the relevant Sublicense agreement includes rights with respect to one or more Products, Bayer shall pay Compugen the following percentages of Shared Non-Royalty Sublicense Income received for the respective Product(s) and, if applicable, Diagnostics Sublicensed with such Product(s).  “Shared Non-Royalty Sublicense Income” means all [***], less the sum of, cumulatively, (a) [***] under [***] prior to the date of [***] and (b) an amount equal to [***] under [***] with respect to [***] after the date of [***] and up to and including [***]e is received (for clarity, [***]):

6.5.1.1	An amount equal to [***] percent ([***]%) of all [***] if the [***];

6.5.1.2	An amount equal to [***] percent ([***]%) of all [***], if the [***], but prior to [***];

6.5.1.3	An amount equal to [***] percent ([***]%) of all [***], but prior to the [***]; and

6.5.1.4	An amount equal to [***] percent ([***]%) of all [***], in connection with [***].

For clarity, in the event [***] upon [***] of a [***] (meaning that the [***], without [***], regardless of whether [***]) under a [***], the effective date of such Sublicense agreement for purposes of determining [***] will be deemed to be [***].  For example, if [***] ([***]%) [***].

6.5.2
Diagnostics Only. If the Sublicense agreement includes no rights with respect to the making, using and/or sale of Products (i.e. the Sublicense is solely with respect to the making, using and/or selling of Diagnostics), Bayer shall pay Compugen an amount [***] percent ([***]%) of all Non-Royalty Sublicense Income with respect to such Sublicense.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.6	Royalty Term. Royalties under Sections 6.3 and 6.4 will be payable on a Product-by-Product, Diagnostic-by-Diagnostic and country-by-country basis until the latest of:

(a)
the [***], as the case may be, [***]; provided that if [***], as the case may be[***], [***], such [***] for purposes of this [***] if and when (a) [***] for such [***] or (b) [***] the [***] in accordance with [***]

(b)	the [***] of [***] with respect to [***], as the case may be, [***]; and

(c)	[***], as the case may be, [***].

6.7
Blended Royalty Rate. The Parties acknowledge and agree that [***] justify royalties of differing amounts [***], which royalties could be applied separately to [***], and/or [***] on the one hand and [***] and/or [***] on the other hand, and that if such royalties were calculated separately, royalties [***] would last for different terms.  The Parties further acknowledge and agree that the royalty rate [***] would be [***] in the absence of the Parties’ agreement to adopt a blended royalty rate as set forth herein and that the terms and structure set forth in this Section 6 were agreed upon for convenience purposes and represent the fair market value of the rights granted hereunder as determined and agreed upon by the Parties.

6.8
Other Third Party Payments.  For clarity, subject to [***], [***] will be responsible for paying [***] all royalties and other payments owed by [***] in performing work under this Agreement, including [***] any payments due to Third Parties under agreements [***] (e.g. [***]).

7             Reports; Payments; Records.

7.1	Reports and Payments.

7.1.1
Quarterly Reports.  Within [***] days after the conclusion of each Calendar Quarter commencing with the first Calendar Quarter in which Net Sales are generated or Non Royalty Sublicense Income or Sublicense Diagnostic Sales Income is received, Bayer shall deliver to Compugen a report containing the following information (in each instance, with a Product-by-Product or Diagnostic-by- Diagnostic, as applicable, and country-by-country breakdown):

7.1.1.1	[***];

7.1.1.2	[***];

7.1.1.3	the total amount of Net Sales with respect to Products for the applicable Calendar Quarter;

7.1.1.4	[***];

7.1.1.5	[***];

7.1.1.6	the total amount of Net Sales with respect to Diagnostics sold, leased or otherwise transferred by Bayer and/or its Affiliates for the applicable Calendar Quarter;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.1.1.7	a detailed accounting of all Sublicense Diagnostic Sales Income received during the applicable Calendar Quarter;

7.1.1.8	a detailed accounting of all Non-Royalty Sublicense Income received during the applicable Calendar Quarter; and

7.1.1.9	[***].

Each such report shall be confirmed on behalf of Bayer by an authorized officer as true, correct and complete in all material respects.  If no amounts are due to Compugen for a particular Calendar Quarter, the report shall so state.

7.1.2
Reports on Milestone Achievement. Bayer shall provide written notice to Compugen of any occurrence of any of the milestones set forth in Section 6.2 of this Agreement no later than [***] days following the occurrence of the relevant milestone.

7.1.3	Invoices. Compugen shall be entitled to invoice all amounts to be paid based on the reports provided by Bayer according to Section 7.1.1 and 7.1.2 directly after receipt of the relevant report.

7.1.4	Payments.

7.1.4.1
Subject to the last sentence of this Section 7.1.4.1, payment will be only made upon receipt of an invoice complying with requirements provided by Bayer to Compugen in writing in advance of the date Compugen is entitled to issue an invoice and according to the following rule: (a) if invoices are received by Bayer at the below address until the [***], then payments shall be made until the [***] in which the invoice was received; and (b) if invoices are received by Bayer at the below address after the [***] of [***], then payments shall be made until the [***] in which the invoice was received. Notwithstanding the sentences above, the upfront license issue fee according to Section 6.1 shall be paid within [***] days upon receipt of the invoice.

7.1.4.2	Payment Address. All invoices shall be sent to the following address:

Bayer Pharma AG
Attn: [***]
c/o Rechnungseingangsstelle
D - 51368 Leverkusen
Germany

7.1.4.3
 Payments made by Wire Transfer. All payments made to Compugen under the Agreement shall be made by wire transfer to the following bank account of Compugen, or such other bank account as notified by Compugen to Bayer from time to time:

Account Holder:          Compugen Ltd.
Account Number:        [***]
Bank Code:                   [***]
SWIFT (BIC):               [***]
IBAN:                            [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.2	Payment Currency.

All payments made under this Agreement will be payable in USD regardless of the countries in which Net Sales are made. Net Sales made in currencies other than USD shall be converted into USD using the average exchange reference rates of the European Central Bank Frankfurt/Main, Germany for the applicable Calendar Quarter as published, in the absence of manifest error, by the European Central Bank on its website (http://www.ecb.int), being currently available under the following link http://sdw.ecb.europa.eu/browse.do?node=2018794. If no USD foreign exchange reference rate is determined by the ECB for the relevant currency, the quarterly average exchange rate based upon the currency exchange rate as published by "FT Guide to World Currencies" of the Financial Times shall be used, the current link of which can be found here:

 http://markets.ft.com/ft/markets/researchArchive.asp?report=WORL.

7.3
Records. Bayer shall maintain, and shall cause other Related Parties to maintain, complete and accurate records of Products and Diagnostics that are made, used, sold, leased or transferred under this Agreement, any amounts payable to Compugen in relation to such Products and Diagnostics, and all Sublicense Diagnostic Sales Income and Non Royalty Sublicense Income received by Bayer and its Affiliates, which records shall contain sufficient information to permit Compugen to confirm the accuracy of any reports or notifications delivered to Compugen under Section 7.1. Each Related Party shall retain such records relating to a given Calendar Quarter for [***] years after the conclusion of that Calendar Quarter, during which time Compugen will have the right, at its expense, to cause an independent, certified public accountant to inspect such records during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Bayer’s compliance with the terms hereof.  Such accountant will be entitled to use the services of independent experts (e.g. patent lawyer), as may be needed to properly perform the audit and determine amounts due to Compugen under this Agreement. Such accountant and experts shall not disclose to Compugen any information other than information relating to the accuracy of reports and payments delivered under this Agreement. The Parties shall reconcile any underpayment or overpayment within [***] days after the accountant delivers the results of the audit.  If any audit performed under this Section 7.3 reveals an underpayment in excess of [***] percent ([***]%) in any calendar year, [***].  Compugen may exercise its rights under this Section 7.3 only once per year per audited entity and only with reasonable prior notice to the audited entity. The accounts, records and reports related to any particular period of time may only be audited one time under this Section 7.3.

7.4
Late Payments. Any payments due under this Agreement shall be due on such date as specified in this Agreement. Any failure by Bayer to make a payment within [***] days after the date when due shall obligate Bayer to pay interest on the due payment to Compugen. The interest period shall commence on the due date (inclusive) and end on the payment date (exclusive). Interest shall be calculated based on the actual number of days in the interest period divided by [***]. The interest rate per annum shall be equal to the [***] rate calculated by the [***], currently published on [***], fixed [***] Days prior to the due date and reset to the prevailing [***] rate in [***] intervals thereafter, plus a premium of [***] percent ([***]%), or shall be equal to the [***] rate allowed by local legal law provisions, whatever is [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.5	VAT; Withholding and Similar Taxes.

7.5.1
All agreed remunerations are considered to be net of VAT. VAT applies additionally as legally owed, payable after receipt of a proper invoice, which meets all legal requirements according to the applicable VAT law.

7.5.2
Bayer shall be entitled to deduct and withhold from the amount payable the tax which Bayer is liable under any provisions of tax law to withhold. If the withholding tax rate is reduced according to the regulations in the Double Tax Treaty, no deduction shall be made or a reduced amount shall be deducted only if Bayer is timely furnished with necessary documents (Freistellungsbescheid) by Compugen issued by the German Tax Authority (Bundeszentralamt für Steuern), certifying that the payment is exempt from tax or subject to a reduced tax rate. Bayer shall inform Compugen promptly regarding any documentation it requires from Compugen for obtaining such exemption or reduction.  Any withheld tax shall be treated as having been paid by Bayer to Compugen for all purposes of this Agreement. Bayer shall timely forward the tax receipts certifying the payments of withholding tax on behalf of Compugen. In case Bayer cannot deduct the withholding tax due to fulfillment of payment obligation by settlement or set-off with respect to taxes that should have been withheld, Compugen will pay the withholding tax to Bayer separately. If Bayer missed to deduct withholding tax but based on an audit performed by the relevant tax authorities during the period permitted for such audit according to applicable law, is still required by tax law to pay withholding tax on account of Compugen to the tax authorities and (a) promptly informs Compugen of such to enable the Parties sufficient time to appeal such decision within the time period allowed for such appeal and (b) actually pays such tax on account of Compugen, Compugen shall assist Bayer with regard to all procedures required in order to obtain reimbursement by tax authorities for amounts so paid or, in case tax authorities will not reimburse Bayer for such withholding tax paid by Bayer, Compugen will immediately refund the tax amount.

8             Intellectual Property.

8.1	Ownership.

8.1.1	Determination of Inventorship. Inventorship of inventions shall be determined in accordance with United States patent law.

8.1.2	Ownership.

8.1.2.1
 Bayer shall own all rights, title and interest in and to all Program Inventions and Program Know-How (other than Fusion Protein Inventions) for which each inventor or creator, as applicable, is an employee of Bayer, its Affiliate or a contractor performing a task assigned to Bayer under the Workplan [***].

8.1.2.2
 Compugen or its designee shall own all rights, title and interest in and to all (a) Program Inventions and Program Know-How for which each inventor or creator, as applicable, is an employee of Compugen, its Affiliate or a contractor performing a task assigned to Compugen under the Workplan [***] and (b) all Fusion Protein Inventions.

8.1.2.3
 The Parties will jointly own all rights, title and interest in and to all Joint Know-How, other than Fusion Protein Inventions.  Subject to the exclusive licenses specifically granted under this Agreement, [***] shall have the [***] to [***] and [***] without [***] or to [***].

8.2	Disclosure. Each Party shall notify the other, promptly and in writing, of any Program Invention relating to Targets, Target Biologics, Products and/or Target Biomarkers of which it becomes aware.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3	Patent Filing, Prosecution and Maintenance.

8.3.1	Intellectual Property Committee.

8.3.1.1
The Parties hereby establish an “Intellectual Property Committee” that will be responsible for discussing intellectual property rights relating to Program Inventions. The Intellectual Property Committee will be comprised of [***] appointed by each Party, both of whom shall be full or part time employees of the appointing Party and shall have appropriate authority to make the decisions assigned to the Intellectual Property Committee hereunder. Each of Bayer and Compugen may replace its Intellectual Property Committee representative at any time, upon written notice to the other Party.

8.3.1.2	Responsibilities. The Intellectual Property Committee responsibilities will include:

(a)
In consultation with patent counsel, discussing, determining and coordinating patent filing and prosecution activities with respect to Joint Inventions, including timing and content of patent applications, country filings and abandonment decisions in various countries, and choosing counsel for preparation and prosecution of Joint Patent Rights; and

(b)
Discussing and advising Bayer with respect to patent filing and prosecution activities with respect to Program Inventions solely-owned by Bayer ("Bayer Program Inventions") and discussing and advising the Parties with respect to patent filing and prosecution activities with respect to Program Inventions solely owned by Compugen ("Compugen Program Inventions") and other Compugen Patent Rights.

8.3.1.3
Decision Making. The Intellectual Property Committee will [***] with respect to Bayer Program Inventions, Compugen Program Inventions or other Compugen Patent Rights.  With respect to Joint Inventions, the Intellectual Property Committee will [***]. If the Intellectual Property Committee cannot reach [***], the Parties shall try to [***] through [***] between the [***] and the [***].  If said [***] cannot reach such a decision within [***] calendar days after the date on which the matter is referred to the Parties’ [***] listed above, the Parties will [***] by the [***] who will be charged with the duty to [***] of [***], taking into account (a) [***] under this Agreement and [***] in a manner that will [***] and [***] and (b) the [***].  For clarity, if one of the Parties [***], while the other Party [***].

8.3.2	Bayer Program Inventions. Bayer shall have sole control, at its expense and discretion, over the preparation, filing, prosecution and maintenance of Patents covering the Bayer Program Inventions.

8.3.3	Compugen Patent Rights.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3.3.1
Control.  [***] shall be responsible for the preparation, filing, prosecution, defense (e.g. opposition and other stand-alone invalidity/unenforceability proceedings in accordance with Section 9.7) and maintenance of all Compugen Patent Rights not solely related to [***].  [***] shall be responsible for the preparation, filing, prosecution and maintenance of all Compugen Patent Rights solely related to [***]. The Party responsible for preparation, filing, prosecution and maintenance of certain Compugen Patent Rights as set forth above (the “Responsible Party”) shall use independent patent counsel reasonably acceptable to the other Party and shall file, prosecute and maintain such Compugen Patent Rights in a country scope as defined in Exhibit 8.3.3.1; provided however, that [***] understands that with respect to some of the Compugen Patent Rights, the [***] for [***] and that [***] such Compugen Patent Rights in all of the countries listed in Exhibit 8.3.3.1.  In addition, if [***] instructs [***] to prepare, file, prosecute, protect and maintain Patents for which [***] is the Responsible Party in a country not included in Exhibit 8.3.3.1, [***] will do so provided that such instructions are provided sufficiently in advance of the relevant filing deadline.  In case such country scope is at the date of the relevant filing, prosecution, defense or maintenance no longer possible, [***] shall prepare, file, prosecute, defend and maintain such Patents in as many countries of the country scope as possible. With respect to Compugen Patent Rights, the Responsible Party shall: (a) [***] and [***], as well as [***]; (b) [***]; (c) [***]; (d) [***] with [***], together with [***] and [***]; and (e) [***].  The Responsible Party shall give the other Party the opportunity to provide comments on and make requests of the Responsible Party concerning the preparation, filing, prosecution, protection and maintenance of the Compugen Patent Rights, and shall consider such comments and requests in good faith. In no event shall [***] abandon any claim within the Compugen Patent Rights covering a [***] without the written consent of [***]. With respect to Compugen Patent rights not solely related to [***] the Parties shall agree on separation of subject matter to the extent possible which shall be further prepared, filed, prosecuted, protected or maintained in separate divisional or continuation applications. [***] shall have full control and decision making authority on such applications not related to [***]. The Parties will reasonably inform and consult with each other and, to the extent possible, will undertake the filing, prosecution and defense of any Patents in a way that will not be detrimental to the prosecution, issuance and validity of Patents that are part of Compugen Patent Rights, or the development or commercialization of the Product.  The Party that is not the Responsible Party will cooperate with the Responsible Party and will, on reasonable request of the Responsible Party within [***], provide all requested declarations and other support to enable the Responsible Party to prepare, file, prosecute and maintain the relevant Compugen Patent Rights in accordance with this Section 8.3.3.1.

8.3.3.2	Expenses.

8.3.3.2.1
The Parties acknowledge that the Compugen Patent Rights listed in Exhibit 8.3.3.2.1  also claim targets and antibodies other than [***] will [***] prosecution and maintenance expenses with respect to such applications up to national phase (including national phase entry).  However, with respect to any divisional patent applications filed with respect to such Compugen Patent Rights that claim [***] and do not claim targets that are not [***] shall reimburse [***], subject to Section 8.3.3.3 below, for [***] expenses incurred in connection with the [***] (“Patent Expenses”) of such Compugen Patent Rights incurred by [***] after the Effective Date in the countries listed in Exhibit 8.3.3.1 and in any country not listed in Exhibit 8.3.3.1 requested by Bayer in accordance with Section 8.3.3.1, as follows: (a) if the [***] or [***] and/or [***] shall [***] for [***] such [***]; and (b) if such [***] or [***] subject matter other than [***] that is [***] according to [***], [***] shall [***] for [***] such [***].

8.3.3.2.2
 With respect to all Compugen Patent Rights, other than those described in Section 8.3.3.2.1, [***] shall reimburse[***], subject to Section 8.3.3.3 below, for [***] Patent Expenses incurred by [***] following the Effective Date or, if [***] is the Responsible Party, [***] shall [***] for patent expenses with respect to the preparation, filing, prosecution, defense and maintenance of such Compugen Patent Rights in the countries listed in Exhibit 8.3.3.1 and in any country not listed in Exhibit 8.3.3.1 requested by [***] in accordance with Section 8.3.3.1 or in which [***] otherwise decides to file applications.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3.3.2.3
 Patent Expenses to be reimbursed under this Section 8.3.3.2 shall be paid in accordance with Section 7.1.4, 7.2 and 7.4, provided that the invoice of Compugen shall be accompanied by supporting documentation from Compugen in relation to such expenses.

8.3.3.3	Abandonment.

8.3.3.3.1
Should Bayer decide that it does not wish to pay for or does not wish to continue the preparation, filing, prosecution, protection or maintenance of any patent application or patent within Compugen Patent Rights that is a [***] Patent Right  in any country listed in Exhibit 8.3.3.1 or in any country not listed in Exhibit 8.3.3.1 in which Bayer previously requested Compugen to file such Compugen Patent Rights in accordance with Section 8.3.3.1 or in which Bayer otherwise filed Compugen Patent Rights, Bayer shall provide Compugen with prompt written notice of such election.  Upon receipt of such notice by [***] shall be released from any obligation to reimburse [***] for the expenses incurred thereafter as to such [***] Patent Rights; provided that expenses authorized prior to the receipt by [***] of such notice shall be deemed incurred prior to the notice. In the event of any such abandonment, [***], in its sole discretion, may choose to continue the preparation, filing, prosecution, protection or maintenance of such [***] Patent Right [***]. If a patent is thereafter granted with respect to such [***] Patent Rights, [***] shall promptly inform [***] in writing along with documentation of the relevant decision and [***] shall inform [***] in writing within [***] upon receipt of such notice (including documentation of the relevant decision) whether it wishes to keep or to abandon such [***] Patent Right (if abandoned, each then an “Abandoned [***] Patent Right”). If [***] wishes to keep such [***] Patent Right, [***] will pay to [***] to [***] costs in connection with such preparation, filing, prosecution, protection or maintenance of such [***] Patent Right [***]. If [***] decides not to pay such amount or fails to pay such amount when due, [***] may choose [***].  In such event, the license [***] will terminate, [***]. [***] shall then [***]without [***], to [***] and to [***].

8.3.3.3.2
[***] is free in its sole discretion to abandon Bayer Product Patent Rights without any obligation to offer such Bayer Product Patent Rights to [***] provided that in the case of a termination of this Agreement in whole or of a Partial Termination by [***] in accordance with Section 14.3.3 or Section 14.3.4 or by [***] in accordance with Section 14.3.1 (without cause), [***] will not abandon those Bayer Product Patent Rights that would, in the case of a Transfer Notice from [***], be covered by any of the licenses granted within such Program Transfer without first allowing [***] to elect to have [***] continue prosecution, maintenance and/or protection of such Bayer Product Patent Rights at [***]’s cost until the [***]-day-period for provision of a Transfer Notice according to Section 14.4.2.1 has expired without receipt of any Transfer Notice by [***]. Should [***] after a Program Transfer decide that it does not wish to continue the prosecution of any [***] that is covered by any of the licenses granted within such Program Transfer, [***] shall provide [***] with written notice of such election.  Upon receipt of such notice by [***], [***] shall be released from any obligation to prosecute the relevant Bayer Product Patent Right. In the event of any such abandonment, [***], in its sole discretion, may choose to continue the prosecution of such Bayer Product Patent Right at [***] expense. [***] will cooperate with [***] and will, on reasonable request of [***] within three months after receipt of such request, provide all requested declarations and other support to enable [***] to prepare, file, prosecute and maintain the relevant Bayer Product Patent Rights. For the avoidance of doubt, [***] retains full ownership of such Bayer Product Patent Rights.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3.3.3.3
Should Bayer decide that it does not wish to pay for or does not wish to continue the preparation, filing, prosecution, protection or maintenance of any patent or patent application within Compugen Patent Rights that is a [***] Patent Right in any country listed in Exhibit 8.3.3.1 or in any country not listed in Exhibit 8.3.3.1 in which Bayer previously requested Compugen to file such Compugen Patent Rights in accordance with Section 8.3.3.1 or in which Bayer otherwise filed Compugen Patent Rights (each, an “Abandoned [***] Patent Right”), Bayer shall provide Compugen with prompt written notice of such election.  Upon receipt of such notice by [***], [***] shall [***] thereafter as to such [***]; provided that [***] shall be [***]. In the event of any such abandonment, [***] may [***] of such Abandoned [***] Patent Rights [***].  In such event, the [***] by [***] with respect to such [***] will [***], but [***] will [***] under Section [***] such [***] and [***] shall have the [***] and [***].

8.3.4	Joint Patent Rights.

8.3.4.1
Control. All Joint Patent Rights shall be filed, prosecuted, defended (e.g. opposition and other stand-alone invalidity/unenforceability proceedings in accordance with Section 9.7) and maintained by the Parties through patent counsel to be agreed upon by the Intellectual Property Committee. Such counsel shall confer with the members of the Intellectual Property Committee and attempt to achieve a consensus in all decisions made relative to the content of applications, the prosecution of the Joint Patent Rights and the content of communications with the relevant patent agencies, prior to any communications with such agencies.

8.3.4.2	Expenses. Subject to Section 8.3.4.3 below, Bayer shall [***] with respect to the activities described Section 8.3.4.1.

8.3.4.3
Abandonment.  Should Bayer decide that it does not wish to pay for or does not wish to continue the preparation, filing, prosecution, protection or maintenance of any patent application or patent within Joint Patent Rights that is a [***] Patent Right (each a “[***] Joint Patent Right”) in any country listed in Exhibit 8.3.3.1 or in any country not listed in Exhibit 8.3.3.1 in which the Parties filed such Joint Patent Rights in accordance with Section 8.3.4.1, Bayer shall provide Compugen with prompt written notice of such election.  Upon receipt of such notice by [***], [***] shall b[***]hereafter as to such [***]; provided that [***] shall be [***]. In the event of any such abandonment, [***], may [***] of such [***]. If a patent is [***], [***] shall promptly [***] and [***] shall [***] within [***] (including [***] of the [***]) whether it wishes to [***] such [***] Patent Right (if [***]”). If [***] wishes to [***] such [***], [***] will pay [***] costs in connection with [***] which [***] is [***] after receipt of [***] request to keep the relevant [***]. If [***] decides [***] or [***] such amount when due, [***], may [***] to [***] hereunder with respect to [***].  If [***] exercises its right to [***] and continues to [***], (a) [***] thereafter shall have the [***] and [***] under such [***] without any duty to a[***] for such [***] and [***] and (b) [***] shall [***] without [***] to [***], and [***] shall then be [***] (except as set forth below in [***]) [***] to [***] (through [***] of [***]) in and to such [***].  In such event, [***] shall have [***] to [***] such [***] in the relevant country(ies) except as shall be [***] to [***] the [***] in such country of any Product for which Bayer is otherwise [***] and [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3.4.4
Should Bayer decide that it does not wish to pay for or does not wish to continue the preparation, filing, prosecution, protection or maintenance of any patent or patent application within Joint Patent Rights that is a [***] Patent Right in any country listed in Exhibit 8.3.3.1 or in any country not listed in Exhibit 8.3.3.1 in which the Parties filed such Joint Patent Rights in accordance with Section 8.3.4.1 (each, an “Abandoned Joint [***] Patent Right”), Bayer shall provide Compugen with prompt written notice of such election.  Upon receipt of such notice by [***], [***] shall [***] thereafter as to such [***]; provided that [***] shall be deemed [***]. In the event of any such abandonment, [***], may choose to continue the [***] at its or a Third Party’s [***].  In such event, the [***] with respect to such [***], but [***] will [***] under [***] to enforce such [***] and [***] shall have the [***] to enforce such [***] and [***].

8.3.5.
Compugen Program Invention.  Compugen shall have control, at its expense and discretion, over the preparation, filing, prosecution and maintenance of patents and patent applications covering Compugen solely-owned Program Inventions that are not Compugen Patent Rights.

8.4.
Patent Challenge. If a Related Party commences an action in which it challenges the validity, enforceability or scope of any of the Compugen Patent Rights (a “Challenge Proceeding”) and the outcome of such Challenge Proceeding is a determination in favor of Compugen, then in addition to any other rights Compugen may have under this Agreement or under applicable law, Bayer shall [***] for all [***]with [***].

9                 Enforcement of Patent Rights.

9.1
Notice. If Bayer or Compugen becomes aware of any possible or actual infringement of any Compugen Patent Rights, Joint Patent Rights or Bayer Product Patent Rights with respect to the making, use or sale of Products and/or Diagnostics (an “Infringement”), that Party shall promptly, and in any event not later than one week after becoming aware of the Infringement, notify the other Party and provide it with details of its knowledge regarding such Infringement.

9.2	Compugen Patent Rights and Joint Patent Rights

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.2.1
Suit by Bayer. Bayer shall have the first right (with the right to grant such right to Sublicensees), but not the obligation, to file a lawsuit for patent infringement or otherwise take action in the prosecution, prevention, or termination of any Infringement, including enforcement of Compugen Patent Rights or Joint Patent Rights with respect to an Infringement.  Before Bayer commences an action with respect to any such Infringement, Bayer shall consider in good faith the views of Compugen in making its decision whether to sue. Should Bayer elect to bring suit against such an infringer, Bayer shall keep Compugen reasonably informed of the progress of the action and shall give Compugen a reasonable opportunity in advance to consult with Bayer and offer its views about major decisions affecting the litigation.  Bayer shall give careful consideration to those views, but shall have the right to control the action. Bayer agrees to vigorously defend the validity and enforceability of each patent subject to Compugen Patent Rights or to Joint Patent Rights on which it files suit. As to a particular patent that is subject to Joint Patent Rights, Bayer at any time may assign all of its right, title and interest in that patent to Compugen and offer Compugen the opportunity to take over the lawsuit, and after such offer all obligations of Bayer under this paragraph with respect to such patent shall cease. Likewise, with respect to a particular patent that is subject to Compugen Patent Rights, Bayer at any time may offer Compugen the opportunity to take over the lawsuit, and after such offer all rights and obligations of Bayer under this paragraph with respect to such patent shall cease. Should Bayer elect to bring suit against such an infringer Compugen agrees to join as party plaintiff in any such suit upon request by Bayer.  [***]  Bayer agrees to [***] the final decision as to the selection of counsel shall be made by Bayer. Compugen agrees to execute any retainer agreement reasonably requested by such counsel that provides that counsel shall take instructions regarding the lawsuit from Bayer and that waives  any actual or potential conflicts of interest between Compugen and Bayer. Except as set forth in the next sentence, the expenses of such suit or suits that Bayer elects to bring, including any reasonable out-of-pocket expenses of Compugen, other than expenses for the time of its employees involved and disbursement involved in connection therewith, incurred in conjunction with the prosecution of such suits or the settlement thereof, [***] and [***] shall hold [***].  Bayer shall be responsible for [***] incurred [***] only to the extent that [***].  Should Compugen desire its own separate counsel, as set forth in Section 9.5, fees incurred by such counsel would be at Compugen’s expense. Bayer shall not settle such litigation in a manner that would adversely affect the validity or enforceability of the Compugen Patent Rights or Joint Patent Rights or that would admit fault or wrongdoing by, or impose liability on, Compugen without the prior written consent of Compugen, such consent not be unreasonably withheld or delayed. If Bayer exercises its right to sue pursuant to this Section 9.2.1, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character other than expenses for the time of its employees involved and disbursement involved in connection therewith, including reasonable attorneys’ fees, incurred in the prosecution of any such suit.  If, after such reimbursement, any funds shall remain from said recovery, then Compugen shall receive an amount equal to [***] percent ([***]%) of such funds and the remaining [***] percent ([***]%) of such funds shall be retained by Bayer.

9.3
Bayer Product Patent Rights. Bayer shall have the sole right (with the right to grant such right to Sublicensees), at its discretion, to file a lawsuit for patent infringement or otherwise take action in the prosecution, prevention, or termination of any Infringement or enforcement of patent rights relating the Bayer Product Patent Rights.  If Bayer exercises such right with respect to an Infringement occurring during a period in which royalties were due to Compugen on sales of Products covered by such Bayer Product Patent Rights in the country of the Infringement, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, incurred in the prosecution of any such suit and if, after such reimbursement, any funds shall remain from said recovery, then Compugen shall receive an amount equal to [***] percent ([***]%) of such funds and the remaining [***]-percent ([***]%) of such funds shall be retained by Bayer.

9.4
Compugen Program Invention.  Compugen shall have control, at its expense and discretion, over the preparation, filing, prosecution and maintenance of Patents covering Compugen Program Inventions that are not Compugen Patent Rights (i.e. do not cover the Targets, Target Biologics nor Target Biomarkers).

9.5
Own Counsel. Each of Bayer and Compugen shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted under this Section 9 by the other Party for Infringement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.6
Cooperation. Each of Bayer and Compugen agrees to cooperate fully in any action under this Section 9 that is controlled by the other Party, provided that the controlling Party reimburses the cooperating Party promptly for any costs and expenses, other than expenses for the time of its employees involved and disbursement involved in connection therewith, incurred by the cooperating Party in connection with providing such assistance.

9.7
Declaratory Judgment. If a declaratory judgment action is brought naming Bayer and/or any of its Affiliates or Sublicensees as a defendant and alleging invalidity or unenforceability of any claims within the Compugen Patent Rights, Bayer shall promptly notify Compugen in writing and Compugen may elect, upon written notice to Bayer within [***] days after Compugen receives notice of the commencement of such action, to take over the sole defense of the invalidity and/or unenforceability aspect of the action at its own expense, unless or until Bayer decides to take action according to Section 9.2.1. Should Compugen elect to take over such defense, Bayer shall have the right to approve the counsel selected by Compugen to represent Compugen and Bayer, such approval not to be unreasonably withheld or delayed.

10           Confidential Information.

10.1
Definition. “Confidential Information” means information received by one Party or any of its Affiliates (the “Receiving Party”) from the other Party or any of its Affiliates (the “Disclosing Party”) that is visibly marked or otherwise indicated as confidential or proprietary or that – without such information being marked or otherwise indicated as confidential or proprietary – the Receiving Party should reasonably understand is confidential to the Disclosing Party, and except that Confidential Information does not include information that: (i) was known to the Receiving Party (or an Affiliate of the Receiving Party) at the time it was disclosed, other than by previous disclosure by or on behalf of the Disclosing Party, as evidenced by written records at the time of disclosure; (ii) is at the time of disclosure publicly known, or later becomes publicly known under circumstances involving no breach of this Agreement by the Receiving Party or by any person or entity to whom Receiving Party discloses such information under Section 10.2; (iii) is lawfully and in good faith made available to the Receiving Party (or an Affiliate of the Receiving Party) by a Third Party who is not subject to obligations of confidentiality to the Disclosing Party with respect to such information; or (iv) is independently developed by the Receiving Party (or an Affiliate of the Receiving Party) without the use of or reference to Confidential Information of the Disclosing Party, as demonstrated by documentary evidence. The terms and conditions of this Agreement and the relationship between Parties shall be considered Confidential Information of each of the Parties for purposes of this Section 10.

For clarity, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because such Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of individual elements of Confidential Information shall be considered Confidential Information and shall not be considered in the public domain or in the possession of the Receiving Party merely because one or more individual elements of such combination are in the public domain or in the possession of the Receiving Party; rather, such combination shall be considered in the public domain or in the possession of the Receiving Party only if the combination of the individual elements of the combination is in the public domain or in the possession of the Receiving Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.2
Restrictions. Receiving Party agrees to maintain Confidential Information of the Disclosing Party in confidence and not disclose such Confidential Information without the prior written approval of the Disclosing Party, or make any use of such Confidential Information, except as required in order for such Party to perform its obligations and exercise its rights under this Agreement. Each Party may disclose the other Party’s Confidential Information to those employees or consultants of the Receiving Party and to contractors and (in the case of Bayer) Sublicensees who have a need to know such information for purposes of exercising rights and fulfilling obligations under this Agreement, and are bound by confidentiality and non-use obligations equivalent to those set forth herein. In addition, each Party may disclose the other Party’s Confidential Information to Affiliates who have a need to know such information for purposes of exercising rights and fulfilling obligations under this Agreement, provided that the Receiving Party is liable for any non-compliance of its Affiliates with the confidentiality and non-use obligations set forth herein. Receiving Party shall protect Confidential Information of the Disclosing Party by using the same degree of care, but not less than a reasonable degree of care, as it uses to protect its own confidential information of like nature to prevent the unauthorized disclosure of such Confidential Information.

10.3	Compugen Undertakings with Respect to Certain Compugen Confidential Information.

10.3.1
Subject to the exceptions set forth in this Section 10.3.1 below, with respect to any Confidential Information within Compugen Know How so long as the exclusive license granted to Bayer under Section 3.1.1 with respect to such [***] is in effect, Compugen shall not disclose such [***] to Third Parties (other than consultants of Compugen who are subject to confidentiality and non-use obligations at least as restrictive as those set forth herein) without, cumulatively, (i) having [***] and (ii) [***] such [***]the [***] and [***] such [***] under [***]. Notwithstanding sentence 1 of this Section 10.3.1 (for the avoidance of doubt, without this sentence 2 of Section 10.3.1 in any way limiting the [***]), Compugen is entitled (a) to disclose such Confidential Information as permitted under Section 2.3.7.3.2; (b) to disclose such Confidential Information under obligations of confidentiality [***] to [***] and to [***] in order to enable Compugen to [***] under [***] and to publicly disclose information described in Exhibit 2.3.7.3.2; (c) unrestrictedly disclose information [***]with respect to or with [***]of [***] and [***]for [***] to [***]; (d) unrestrictedly disclose information specifically with respect to [***] of Targets; and (e) to disclose Confidential Information with respect to [***] and the [***] under obligations of confidentiality on [***] to [***] and to [***] in support of the [***]; provided that in the case of each of (a) through (e), (x) Compugen will not disclose any such Confidential Information with respect to a [***] to a [***], without [***] (y) any agreement pursuant to which Compugen authorizes a Third Party to make use of any such [***] or with respect to [***]of such [***]and [***]unless [***]; and (z) [***]

10.3.2
Notwithstanding Section 10.3.1, Compugen may disclose [***] to Regulatory Authorities in order to (i) obtain, maintain or defend Compugen Patent Rights for which it is a Responsible Party or any Patents specifically relating to [***] or (ii) seek or obtain approval to conduct clinical trials or gain Marketing Authorisation with respect to [***] In addition, the exceptions in Section 10.4.2 and Section 10.4.3 shall apply mutatis mutandis. Compugen will, to the extent possible, undertake the filing, prosecution and defense of any Patents disclosing [***] pursuant to Section 10.3.2 (i) in a way that will [***]with respect to [***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.4	Exceptions. Notwithstanding the above:

10.4.1
The Receiving Party may disclose Confidential Information of the Disclosing Party to Regulatory Authorities in order to obtain, maintain or defend Patents or seek or obtain approval to conduct clinical trials or gain Marketing Authorisation with respect to Products or Diagnostics or to otherwise develop, manufacture or commercialize a Product or Diagnostic.

10.4.2
The Receiving Party may disclose Confidential Information of the Disclosing Party and this Agreement as required to comply with any order of a court or any applicable rule, regulation, or law of any jurisdiction or securities exchange, provided that to the extent reasonably possible it (a) shall promptly notify the Disclosing Party and allow the Disclosing Party a reasonable time to oppose such disclosure, (b) shall use reasonable efforts to obtain an appropriate protective order or confidential treatment authorization that preserves the confidentiality of the information to the greatest extent practical and (c) shall limit the scope of such disclosure only to such portion of such Confidential Information that is legally required to be disclosed.

10.4.3
The Receiving Party may disclose a summary report describing the current status and next steps of the Target Program(s) in a general manner without any sensitive information (e.g. information relating to competitive, regulatory, commercial, clinical or scientific topics) and financial terms of this Agreement, which the Disclosing Party will deliver within reasonable time upon a request of the Receiving Party, as follows: (a) [***] and/or (b) [***]who are [***]of (i) [***]or (ii) [***]of this Agreement; provided that in the case of each of (a) and (b), [***] has entered into a written confidentiality and non-use agreement no less restrictive than the terms set forth herein. Such disclosure shall in any event be strictly limited to what is required by [***] for purposes of [***], or [***], and any use by [***] shall be limited to such purpose. Notwithstanding the above, if, in the event of a planned disclosure by Compugen, [***] is a Bayer Competitor, then a disclosure as set forth in this Section 10.4.3 shall be made to an independent attorney and/or accountant (and/or independent third party expert contracted by them) solely for the purpose of allowing such attorney and/or accountant to advise the Receiving Party regarding [***]this Agreement [***] or of [***] without disclosing any Bayer Confidential Information to the Bayer Competitor.  The Receiving Party making such disclosure shall remain liable towards the Disclosing Party for compliance of [***] with the terms of confidentiality and non-use as set forth in this Agreement with respect to such Confidential Information.

10.4.4
Each Party (a) shall have the right to disclose this Agreement as required by any securities laws, regulations or stock exchanges, provided, however, that the Party which discloses this Agreement shall give reasonable advance notice, as legally permissible, to the other Party and, at the other Party’s request, shall involve the other Party in discussions with the relevant government agency with respect to the items that may be redacted from such disclosure (it being understood that the Parties have a common interest that Confidential Information that does not have to be disclosed, including any details relating to financial terms, will be redacted from the version of the Agreement provided for publications), and (b) may disclose the existence of the relationship created by this Agreement; provided that the other Party shall have the right to review and approve any press release or other public disclosure of such information, such approval not to be unreasonably withheld.  For clarity, each Party will be entitled to freely refer to any details disclosed in the press releases to be issued pursuant to Section 10.5 or in any other press release issued by a Party.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.5
Press Releases. Promptly after the execution of this Agreement, each Party will issue a press release substantially in the form attached hereto (for each Party separately) as Exhibit 10.5 and will coordinate press releases and other public disclosures regarding the execution of this Agreement and the completion of the Research Programs. Any press release or other public disclosure with respect to this Agreement or the Research Programs is subject to review and approval by the other Party (except as set forth in Section 10.4), such approval not to be unreasonably withheld.

10.6
Publications. The Parties acknowledge that publications or presentations relating to the Research Programs must be monitored to prevent any adverse effect from premature publication of results of the Research Programs. Accordingly, all abstracts, manuscripts or presentations containing data related to the activities within the Research Program or results generated in the performance of such Research Program, which have not been previously published, must be provided at least [***] days prior to [***] for publication or presentation in scientific journals and/or at scientific conferences by the submitting Party to the other Party via [***] for its review and comment. The receiving Party will provide any comments to the submitting Party within [***] days of receipt of such proposed abstract, manuscript or presentation, and the submitting Party will [***] as applicable. Without limiting a Party’s right under Section 10, a Party may use presentation materials that have been previously approved by a Party for a presentation by the other Party in subsequent presentations having a similar context without additional approvals under this Section 10.6. Notwithstanding the foregoing, Bayer may, in its sole discretion, [***]If Bayer so objects, [***]shall [***]and [***]  For the avoidance of doubt, Bayer is free to submit any abstract, manuscript or presentation related to its activities under a Target Program after completion of the Research Program, to the extent that such publication does not contain any Confidential Information of Compugen.

10.7	Duration. The foregoing obligations shall remain in force for a period of [***] years following the date of the disclosure of the relevant Confidential Information.

11           Warranties; Disclaimers.

11.1	Representations and Warranties by the Parties. Each Party hereby represents, warrants and covenants to the other as of the Effective Date, as follows:

11.1.1
Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights;

11.1.2
The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound; and

11.1.3
It will comply with, and shall ensure that its Affiliates, contractors and Sublicensees comply with, all applicable laws and regulations relating to its activities and the exercise of its rights under this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

11.2
Representations, Warranties and Covenants by Compugen. Compugen hereby represents, warrants and covenants that: (a) it has not granted and will not grant any rights in or to the Compugen Intellectual Property that are inconsistent with the rights granted to Bayer under this Agreement; (b) it has the right to grant the licenses granted by it under Section 3.1 of this Agreement; (c) it will not transfer, assign, encumber, grant, sell, lease or otherwise dispose of the Compugen Intellectual Property in a manner that will adversely affect the rights granted to Bayer under this Agreement; and (d) to its knowledge (it being understood that [***]), it possesses all the rights needed to perform its obligations under the Workplan as currently contemplated; (e) it has no knowledge as of the date hereof of any legal suit or proceeding by a third party against Compugen contesting the ownership or validity of the Compugen Intellectual Property; (f) it has not received as of the Effective Date, with respect to the Compugen Intellectual Property, any notice of infringement or any written communication from or on behalf of the owner of a Third Party patent rights relating in any way to a possible infringement of such Third Party patent rights by its activities with respect to Targets and Target Biologics prior to the date hereof or the activities of either Party contemplated under this Agreement; (g) to the best of Compugen’s knowledge, the Compugen Intellectual Property is not subject to any encumbrance, lien or claim of ownership of any Third Party; (h) it is the sole and exclusive owner and/or Controls the Compugen Intellectual Property and to the best of its knowledge the Compugen Intellectual Property has not been misappropriated from a Third Party; (i) to Compugen’s knowledge, the documents delivered or made available by Compugen to Bayer in connection with the transaction contemplated by this Agreement (for clarity, excluding any data that [***] do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained therein not misleading; and Compugen has not knowingly withheld from Bayer any material information concerning the transaction contemplated by this Agreement (or, with respect to documents redacted due to confidentiality obligations of Compugen, knowingly withheld from Bayer the information that such redacted parts contain material information concerning the transaction contemplated by this Agreement, other than the [***] to such redacted documents); (j) the Compugen Patent Rights are being diligently prosecuted and maintained with the respective patent offices in accordance with the local applicable law, and to Compugen’s best knowledge, have been filed and maintained properly and correctly and all applicable fees have been paid on or before the final date for payment (including permissible extensions); (k) the Compugen Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality, and Compugen and its Affiliates are not aware of any breach of such confidentiality by any Third Party; and (l) Compugen has not failed to disclose to Bayer any prior art or fact known to Compugen that causes Compugen to conclude that the Compugen Patent Rights Controlled by Compugen as of the Effective Date are invalid or unenforceable.

11.3
Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  THE PARTIES ACKNOWLEDGE THAT ANY INFORMATION, BIOLOGICAL MATERIAL AND KNOW-HOW PROVIDED BY ONE PARTY TO ANOTHER HEREUNDER, ARE PROVIDED “AS IS” WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION WITH RESPECT TO ANY COMPUGEN INTELLECTUAL PROPERTY, BAYER INTELLECTUAL PROPERTY, PROGRAM KNOW-HOW OR THE PERFORMANCE, CONDITION, ORIGINALITY OR ACCURACY OF THE RESULTS OF THE RESEARCH PROGRAM.  SUBJECT TO SECTION 11.2, NEITHER PARTY MAKES ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY COMPUGEN INTELLECTUAL PROPERTY, BAYER INTELLECTUAL PROPERTY OR PROGRAM KNOW-HOW OR THAT THE USE OR PRACTICE OF ANY OF THE FOREGOING WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12           Limitation of Liability.

Except with respect to a breach of confidentiality obligations under Section 10 or matters for which a Party is obligated to indemnify the other under Section 13 or in circumstances of gross negligence or willful misconduct, neither of the Parties will be liable to the other with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any indirect, incidental, consequential or punitive damages or lost profits.

Except with respect to any payments due by one Party to the other under this Agreement, breach of confidentiality obligations under Section 10 and a Party’s indemnification obligations under Section 13 or in circumstances of gross negligence or willful misconduct, under no circumstance shall a Party’s liability to another Party arising out of a breach of this Agreement exceed in the aggregate the amount of [***] US Dollars ($[***]).

13           Indemnification

13.1
Indemnification of Compugen. Bayer shall indemnify, defend and hold harmless Compugen and its Affiliates and their respective directors, officers and employees, and the successors and assigns of the foregoing (the “Compugen Indemnitees”) from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ and professional fees and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a Third Party (including without limitation for infringement of any intellectual property rights) against a Compugen Indemnitee to the extent resulting directly or indirectly from: (a) [***] (b) the negligence or willful misconduct of any Bayer Indemnitee (defined below); or (c) the breach by Bayer of any warranty, representation, covenant or agreement made by it in this Agreement; except in each case to the extent that such claim, suit or proceeding results from the negligence or willful misconduct on the part of any of the Compugen Indemnitees or from the breach by Compugen of any warranty, representation, covenant or agreement made by it in this Agreement.

13.2
Indemnification of Bayer. Compugen shall indemnify, defend and hold harmless Bayer and its Affiliates and their respective directors, officers and employees, and the successors and assigns of the foregoing (the “Bayer Indemnitees”) from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ and professional fees and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a Third Party (including without limitation for infringement of any intellectual property rights) against a Bayer Indemnitee to the extent resulting directly or indirectly from (a) [***] (b) [***] (c) a breach by Compugen of any representation, warranty, covenant or agreement made by it in this Agreement; and/or (d) the negligence or willful misconduct of any Compugen Indemnitee; except in each case to the extent that such claim, suit or proceeding results from the negligence or willful misconduct on the part of any of the Bayer Indemnitees or from the breach by Bayer of any warranty, representation, covenant or agreement made by it in this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

13.3
Procedure. A Party that intends to claim indemnification under this Section 13 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control of the defense thereof with counsel reasonably acceptable to the other Party and with involvement of the Indemnitor’s insurance, including, the right to settle the action on behalf of the Indemnitee on any terms the Indemnitor deems desirable in the exercise of its sole discretion, except that the Indemnitor shall not, without the Indemnitee’s prior written consent, settle any such claim if such settlement contains a stipulation to or admission or acknowledgment of any liability or wrongdoing on the part of the Indemnitee or imposes any obligation on the Indemnitee other than a monetary obligation, and only to the extent the Indemnitor assumes in full such obligation.  The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not impair Indemnitor’s duty to defend such action but shall relieve Indemnitor of any liability to the Indemnitee to the extent the Indemnitor is prejudiced materially by the delay.  At the Indemnitor’s request and cost, the Indemnitee shall cooperate reasonably with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.  Subject to the Indemnitee’s fulfillment of its obligations under this Section 13.3, the Indemnitor shall pay any damages, costs or other amounts awarded against the Indemnitee, or payable by the Indemnitee pursuant to a settlement agreement entered into by the Indemnitor, in connection with such claim.

13.4
Insurance. Compugen represents, warrants and covenants that (a) it maintains the insurance coverage described in Exhibit 13.4 hereto, (b) it will during the term of this Agreement maintain insurance sufficient to secure the performance of Compugen’s obligations under this Agreement including general liability/public liability (GL), in amounts not less than those set forth in Exhibit 13.4 hereto, and (c) it will upon delivery of a Transfer Notice following termination of this Agreement maintain insurance sufficient to secure the performance of Compugen’s obligations under this Agreement, with minimum insurance coverages as follows: (i) upon [***]$[***] (ii) upon [***], $[***], and (iii) $[***] Compugen shall provide Bayer with insurance certificates of the insurances mentioned under (a) to (c) above upon request.

14           Term and Termination.

14.1
Term of Agreement. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with provisions of Section 14.3 below, shall continue until the end of the last-to-expire period during which Bayer is obligated to make payments to Compugen under Section 6.  The term of this Agreement shall survive the non-renewal, termination or limitation of any particular license granted hereunder.  Certain rights and obligations of the Parties may be terminated as provided in this Section 14.  Following the expiration pursuant to this Section 14.1 (and provided the Agreement has not been earlier terminated pursuant to Section 14.3, in which case the provisions of Section 14.4 will apply), Bayer shall have a [***] under the Compugen [***] and Compugen’s interest in [***] with [***] as the licenses specified in Sections 3.1.1.1 to 3.1.1.3.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.2	Early Termination of Research Program.

14.2.1
Termination for Breach by Compugen.  If Compugen commits a material breach of its obligations under Section 2.3 with respect to its obligations under the CGEN-15001T Workplan or the CGEN-15022 Workplan and fails to take reasonable measures to cure such breach within [***] days after receiving written notice thereof from Bayer, Bayer may terminate the relevant Research Program (i.e. if the breach is with respect to obligations under the CGEN-15001T Workplan, the CGEN-15001T Research Program; if the breach is with respect to obligations under the CGEN-15022 Workplan, the CGEN-15022 Research Program) upon written notice to Compugen. A breach of Compugen’s obligations under the CGEN-15001T Workplan or the CGEN-15022 Workplan (but not of both Workplans) shall entitle Bayer to terminate both Research Programs only if the breach is of a general nature and impacts both Research Programs.

14.2.2
Consequences. If Bayer terminates either [***] Program (“Terminated [***] Program”) pursuant to Section 14.2.1, without prejudice to any other rights and legal remedies that Bayer may have due to such breach of agreement, Compugen will cease all of its work under the Terminated [***] Program, and [***]

14.2.3	Effect on Other Provisions. Except as specifically set forth in this Section 14.2, early termination of the Research Program shall not affect the Parties’ rights and obligations under this Agreement.

14.3	Early Termination of Agreement or of a Target Program.

14.3.1
Termination for Convenience. Bayer may terminate this Agreement, either in whole or with respect to one of the Target Programs only, and in each case also on a Product-by-Product (with its applicable Product Companion Diagnostic), and/or country-by country basis, at any time without cause, upon [***] days prior written notice stipulating whether the termination applies to the Agreement in whole or with respect to one of the Target Programs only, and whether it is limited to certain Product(s), and/or countries.

14.3.2
Termination for Breach of Compugen. In the event Compugen commits a material breach of its obligations under any of the Target Programs or under this Agreement as a whole and fails to cure that breach within [***] days after receiving written notice thereof, Bayer may terminate at its choice either this Agreement or the Target Program that the breach relates to immediately upon written notice to Compugen, provided that if (i) the breach is (1) curable, (2) is not an intentional breach, and (3) not susceptible of cure within the stated period and (ii) Compugen uses [***] in a [***] to  cure such breach, the stated period will be extended by [***] the nature of the breach and the adverse effect that such breach and any further delay in curing such breach will have on Bayer.

14.3.3
Termination for Breach of Bayer. In the event Bayer commits a material breach of its obligations under this Agreement and fails to cure that breach within [***] days after receiving written notice thereof, Compugen may terminate this Agreement immediately upon written notice to Bayer; provided that

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a)
if (i) the breach is (1) curable, (2) is not an intentional breach, and (3) not susceptible of cure within the stated period and (ii) Bayer uses [***] in a [***] to cure such breach, the stated period will be extended by [***] the nature of the breach and the adverse effect that such breach and any further delay in curing such breach will have on Compugen.

(b)
if the material breach relates solely to Bayer’s breach of its diligence obligations under Section 5 with respect to one of the Target Programs (and not to the other) and at such time the Agreement has not been terminated with respect to the other Target Program, Compugen may only terminate this Agreement with respect to the Target Program with respect to which such material breach applies.

14.3.4.
Termination for Patent Challenge.  Compugen may terminate this Agreement immediately upon written notice to Bayer if Bayer or an Affiliate of Bayer commences an action or assists a Third Party in commencing an action in which it or such Third Party challenges the validity, enforceability or scope of any of the Compugen Patent Rights.

14.4	Effect of Termination of Agreement.

14.4.1	General.

14.4.1.1
 Termination of Agreement. Upon termination of this Agreement by either Party pursuant to any of the provisions of Section 14.3, without prejudice to other claims and remedies, the following provisions shall apply:

(a)
the rights and licenses granted to Bayer under this Agreement shall terminate, all rights in and to and under the Compugen Intellectual Property and Compugen’s interest in the Joint Intellectual Property will revert to Compugen and neither Bayer nor its Affiliates may make any further use or exploitation of the Compugen Intellectual Property;

(b)
except with respect to a Target Program(s) for which Compugen provides Bayer a Transfer Notice in accordance with Section 14.4.2.1, the rights and licenses granted by Bayer to Compugen under this Agreement will terminate, all rights in and to and under the Bayer Intellectual Property and Bayer’s interest in the Joint Intellectual Property will revert to Bayer and neither Compugen nor its Affiliates may make any further use or exploitation of the Bayer Intellectual Property.  For clarity, such rights will not terminate with respect to Targets, Target Biologics or Target Biomarkers relating to the Transferred Part (as defined in Section 14.4.2.1); and

(c)
any existing agreements that contain a Sublicense shall terminate to the extent of such Sublicense, provided that if the Agreement is terminated by Compugen, with respect to each Sublicensee that is not, at the date of termination, an Affiliate of Bayer, if (i) the Sublicense was granted in conformance with the terms of this Agreement, (ii) the Sublicensee is not then in material breach of its Sublicense agreement with Bayer such that Bayer would have the right to terminate such Sublicense, and (iii) Compugen has been paid all consideration due to Compugen under this Agreement with respect to the Sublicense, Compugen shall be obligated, at the request of such Sublicensee, to enter into a direct license agreement with such Sublicensee on substantially the same terms as those set forth herein, which shall not impose any representations, warranties, obligations or liabilities on Compugen that are not included in this Agreement, and further provided that (x) the [***] of the license granted directly by Compugen to such Sublicensee shall be [***]; and (y) if the Sublicense granted to such Sublicensee was [***], such Sublicensee shall [***] under the license granted to it directly by Compugen; and

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d)	Bayer shall promptly destroy, or at Compugen’s request, deliver to Compugen, all Compugen Know-How and Compugen biological material in Bayer’s, its Affiliates’ and Sublicensees’ possession;

(e)
except with respect to a Target Program(s) for which Compugen provides Bayer a Transfer Notice in accordance with Section 14.4.2.1, Compugen shall promptly destroy, or at Bayer’s request, deliver to Bayer, all Bayer Know-How and Bayer biological material in Compugen’s or its Affiliates’ or contractors’ possession. For clarity, Compugen shall not be required to destroy nor deliver to Bayer any such Bayer Know-How or Bayer biological material relating to or used in the Transferred Part (as defined in Section 14.4.2.1); and

(f)	Bayer will not have to pay any more milestone payments except those milestone payments with respect to milestones that were achieved prior to the termination of the Agreement.

14.4.1.2
Partial Termination. Upon termination that is limited to one of the Target Programs (by either Party) or to certain Products (together with their applicable Product Companion Diagnostics) and/or countries (by Bayer) pursuant to any of the provisions of Section 14.3 (such partial termination hereinafter referred to as “Partial Termination” and the subject-matter of such termination hereinafter referred to as “Terminated Part”), the following provisions shall apply:

(a)
the rights and licenses granted to Bayer under this Agreement with respect to the Terminated Part, including without limitation with respect to the Targets, Target Biologics and Target Biomarkers to the extent they are covered by the termination, shall terminate, all rights in and to and under the Compugen Intellectual Property and Compugen’s interest in the Joint Intellectual Property relating to the subject matter of the Terminated Part (“Terminated Part IP”) will revert to Compugen and neither Bayer nor its Affiliates may make any further use or exploitation of the Terminated Part IP;

(b)
 any existing agreements that contain a Sublicense under the Terminated Part shall terminate to the extent of such Sublicense; provided that in the case of termination of a Target Program by Compugen, with respect to each Sublicensee of subject matter of such Target Program that is not, at the date of termination, an Affiliate of Bayer, if (a) the Sublicense was granted in conformance with the terms of this Agreement, (b) the Sublicensee is not then in material breach of its Sublicense agreement with Bayer such that Bayer would have the right to terminate such Sublicense, and (c) Compugen has been paid all consideration due to Compugen under this Agreement with respect to the Sublicense, Compugen shall be obligated, at the request of such Sublicensee, to enter into a direct license agreement with such Sublicensee on substantially the same terms as those set forth herein as they relate to such Terminated Program, which shall not impose any representations, warranties, obligations or liabilities on Compugen that are not included in this Agreement, and provided further that (x) the scope of the license granted directly by Compugen to such Sublicensee shall be co-extensive with the scope of the license granted by Bayer to such Sublicensee and (y) if the Sublicense granted to such Sublicensee was non-exclusive, such Sublicensee shall not have the right to participate in the prosecution or enforcement of the Compugen Patent Rights, Joint Patent Rights or Bayer Product Patent Rights under the license granted to it directly by Compugen; and

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c)
Bayer shall promptly destroy, or at Compugen’s request, deliver to Compugen, all Compugen Know-How and Compugen biological material in Bayer’s, its Affiliates’ and Sublicensees’ possession provided in connection with Terminated Part.

14.4.2
Termination by Compugen for Cause or by Bayer without Cause. In addition to the above, in the case of termination of the Agreement in whole or of a Partial Termination by Compugen in accordance with Section 14.3.3 or Section 14.3.4 or by Bayer in accordance with Section 14.3.1 (without cause), the following provisions shall apply:

14.4.2.1
Compugen shall have an option, exercisable by the provision of written notice to Bayer within [***]  days of the effective date of such termination (“Trigger Date”), to have (a) either Target Program or both Target Programs (in the case of a termination of the Agreement) or (b) the Terminated Part (in the case of a Partial Termination), transferred to Compugen.  Such notice (a “Transfer Notice”) will state which Terminated Part(s) is/are to be transferred (each, a “Transferred Part”).  If Compugen provides a Transfer Notice within such [***] day period, Bayer shall, to the extent the respective transferred or licensed items referred to below are Controlled by Bayer or its Affiliates and if and to the extent Bayer or its Affiliates have the right to make such transfer or grant such license (with respect to each transferred or licensed item subject to [***] by Compugen of [***], including, without limitation, [***], as the case may be, that [***] relating to [***]), promptly  (a) transfer and assign to Compugen, upon Compugen’s request, all data, study reports, biological, chemical and written materials and information relating to Target Biologics, Target Biomarkers, Products and/or Product Companion Diagnostics developed or used by Bayer in the Transferred Part(s), including (if [***]) any [***] performed in such Terminated Part with the exception of [***] that also include [***] which is not a Target Biologic of the Transferred Part; (b) to the extent permitted by applicable law, transfer and assign to Compugen or its designee all [***] with respect to Products and/or [***] from the Transferred Part(s) and grant Compugen or its designee any [***] reasonably required for the continuing development or commercialization of such Products and [***]; (c) grant [***] to Compugen or its designee [***] under [***], under [***] and under [***], solely to the extent that [***], solely to do or have done further research on, develop, have developed, make, have made and use Target Biologics solely in order to develop, have developed, make, have made, use, sell, offer for sale and import Products and [***] within the Transferred Part; (d) grant to Compugen or its designee a [***] license under [***] and under [***]  not covered by the license set forth in (c) solely to the extent that such [***], as applicable, [***] solely to develop, have developed, make, have made, use, sell, offer for sale and import Products and/or [***] (or, in the case of a Partial Termination that is limited to a country, the Products and/or [***] in the countries to which the Partial Termination is limited) and provided that , in the case of a Product that [***],this license does not include any [***] that is/are not part of [***] included in the Product; and (e) grant to Compugen or its designee a [***] license under [***] and not covered by the licenses set forth in (c) and (d), solely to the extent that such [***], as applicable, [***] solely to develop, have developed, make, have made, use, sell, offer for sale and import Products and/or [***] (or, in the case of a Partial Termination that is limited to a certain country, the Products and/or [***] in the countries to which the Partial Termination is limited) and provided that , in the case of a Product that [***], this license does not include any [***] that is/are not part of [***] included in the Product.  Bayer undertakes to [***]. If the Transferred Part includes any (i) [***], (ii) [***] or (iii) other [***] or [***] used by Bayer within and needed to continue the Transferred Part, in each case (i) to (iii) which [***] or [***] that is/are not part of [***] included in the Product and which would be part of the licenses granted under lit. (d) and lit. (e) of this Section 14.4.2.1, if they were not specifically excluded because of [***], the Parties will on request of Compugen negotiate in [***]in [***] with the purpose to [***] of a license by Bayer to Compugen under [***] or [***] to the extent [***] (or, in the case of [***]) and solely in order to further develop, have developed, make, have made, use, sell, offer for sale and import Products and/or [***] (or, in the case of a Partial Termination that is limited to a country, the Products and/or [***] in the countries to which the Partial Termination is limited), provided that in the event of [***], Bayer will [***], except for [***] or [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.4.2.2
 With respect to Products in a Transferred Part for which clinical trials have commenced prior to such termination, Bayer will continue fulfilling, at [***] expense, all non-cancellable obligations undertaken by or on behalf of Bayer or its Affiliate(s) with respect to [***] prior to the Trigger Date.  In addition, if Compugen provides Bayer with a Transfer Notice, at Compugen’s request, Bayer will use Commercially Reasonable Efforts [***].

14.4.2.3
 Regardless of whether Compugen provides a Transfer Notice, Bayer and its Affiliates shall immediately cease all research, development and commercialization activities with respect to Products and with respect to Diagnostics (or, in the case of a Partial Termination, Products and its applicable Product Companion Diagnostics within the Terminated Part).

14.4.2.4
 In the event of a Transfer Notice by Compugen following a Partial Termination by Bayer that is limited to certain Products (and their applicable Product Companion Diagnostics) or countries, the Parties will, upon either Party’s request, [***]

14.4.2.5	Consideration by Compugen.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.4.2.5.1
Net Sales by Compugen. With respect to Compugen Net Sales (as defined below) made by Compugen and its Affiliates (but specifically excluding sale by licensees or sublicensees) of Products from or developed on the basis of the Transferred Part (“Terminated Products”), Compugen shall pay Bayer the royalties set forth in clauses (a) through (f) below, provided that (i) if the Terminated Product that the Compugen Net Sales relate to is, according to the Product definition in Section 1.53, another [***] that [***]described in [***]the [***]will be [***] percent ([***] %) instead of the [***], as applicable; and (ii) if the [***]in Section[***]for which [***]has commenced [***] prior to the [***]and the [***]to does [***](i.e. it includes the [***]) and had to [***], the [***]will be [***] percent ([***]%) instead of the rate set forth in (c), (d), (e) or (f), as applicable:

(a)	If the Trigger Date with respect to the [***]occurred prior to [***],[***] will [***];

(b)	[***] percent ([***]%) of any [***]if the Trigger Date with respect to the [***]occurred after [***]but prior to [***]with respect to a [***]

(c)	[***]percent ([***]%) of any [***]if the Trigger Date with respect to the [***] occurred after [***] with respect to a [***] but prior to [***] with respect to a [***];

(d)	[***] percent ([***]%) of any [***]if the Trigger Date with respect to the [***] occurred after [***] with respect to a [***] but prior to [***] with respect to a [***]; and

(e)	[***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] occurred after [***] with respect to a [***] but prior to [***]; and

(f)	[***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] occurred after [***].

Third Party Royalty Set-Off.  If prior to the Program Transfer, [***] already obtained a license from a Third Party that is covered by the Third Party royalty set-off pursuant to Section 6.3.2 with respect to [***] in one or more specific countries and this license is transferred to [***],[***]  will be entitled to offset an amount of [***] percent ([***] %) of any [***] due as consideration for such license with respect to [***] in such country against [***] with respect to [***] on such [***] in such country; provided that in no event shall [***].

Royalty Term.  Royalties under this Sections 14.4.2.5.1 will be payable on a Terminated Product-by-Terminated Product and country-by-country basis until the latest of:

(a)
the [***] of (i) the [***] and (ii) with respect [***], of the [***], within such [***] in each case (i) and (ii) covering the [***] in the [***] in which [***]; provided that if there is [***] as [***] covering the [***] in the [***] in which such [***], such [***] will be deemed to [***] for purposes of this Section 14.4.2.5.1 if and when [***];

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)	the [***] or other [***] with respect to such [***]; and

(c)	[***] of [***] (if the [***], the term [***] will be read to include [***]).

14.4.2.5.2
Consideration in the Event of a Third Party License. In the event Compugen or any of its Affiliates grants a license to a Third Party under the rights transferred and/or licensed by Bayer to Compugen under Section 14.4.2.1, including without limitation [***] (a “Third Party License”), Compugen shall [***]such as [***] for [***]and [***]under such [***], it being understood that with respect to [***]to [***][***]shall provide [***]that such [***] are [***]and that such [***]for such [***][***]received by [***] or [***], to the extent these are [***]under Section [***] and shall [***]as set forth below; provided that (i) if the [***]to is, according to the [***], another [***]that [***]described in [***]the [***]will be [***] percent ([***]%) instead of the [***], as applicable; and (ii) if the [***] in Section [***] for which [***] has commenced [***] prior to the [***] that the [***] does not [***] included in such [***]) and had to [***], the r[***] percent ([***]%) instead of [***], as applicable:

(a)	If the Trigger Date with respect to the Transferred Part occurred prior to D3, Bayer will not [***];

(b)	[***] percent ([***]%) of any [***] under the [***] if the Trigger Date with respect to the Transferred Part occurred after [***] but prior to [***];

(c)	[***] percent ([***]%) of any T[***] under the [***] if [***] with respect to the [***] after start of [***] with respect to a [***] from the [***] but prior to [***] with respect to a [***];

(d)	[***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] occurred after [***] with respect to a [***] but prior to start of [***] with respect to a [***];

(e)	[***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] occurred after [***] with respect to a [***] of the [***]; and

(f)	[***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] of the respective [***].

(g)
In addition, [***] shall [***] such as [***] received [***] under the [***] to the extent these [***] under Section [***], and shall pay to [***] as set forth below; provided that (i) if the T[***] to is, [***] in [***]the [***] as applicable, and (ii) if the Transferred Part [***] described in [***] for which [***] prior to the [***] and the [***] to does [***] (i.e. it includes the [***]) and had to [***] will be [***] (12[***]) instead of [***], as applicable:

(A) If the Trigger Date with respect to the [***] occurred prior to [***], [***] will not be [***];

(B) [***] percent ([***]%) of any [***]e if the Trigger Date with respect to the [***] occurred after [***] but prior to [***] with respect to a [***];

(C) [***] ([***]%) of any T[***] under the [***] with respect to the [***] occurred after start of [***] with respect to a [***] with respect to a [***];

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(D) [***] percent ([***]%) of any [***] if the Trigger Date with respect to the [***] occurred after start of [***] with respect to a [***] with respect to a [***]; and

(E) [***] ([***]%) of any [***] if the Trigger Date with respect to the [***]ccurred after [***] with respect to a [***] from the [***] but prior to [***]; and

(F) [***] percent ([***]%) of any [***] if the Trigger Date with respect to [***] occurred after [***] with respect to a [***]

If [***] receives [***] or [***] as [***]  (e.g. [***]), [***] will be calculated based on the [***].

14.4.2.5.3	Consideration in the Event of Sale of Compugen.

In the event of a sale of all or substantially all of the shares or assets of Compugen to a Third Party resulting in a company (“Merged Compugen”) that had [***] US Dollars ($[***]) i[***], irrespective of whether such event occurred [***] shall [***] agreed upon in Section [***]and the activities detailed in Section [***]and in addition to the [***]according to Section [***], make to [***]for the first [***]form [***]based on the [***] would have been [***] upon attainment of such [***]had such [***]or [***], as applicable, [***]

(a)	[***] shall [***] if the Trigger Date occurred prior to [***] for the [***];

(b)	If the Trigger Date occurred after [***] with [***] but prior to start of [***] for [***], [***] will be entitled to the [***] would have [***] to under Sections [***] upon [***];

(c)
If the Trigger Date occurred after [***] with respect to the [***] but prior to start of [***] with respect to [***] will be entitled to [***], in each case [***], upon [***].  For example, the [***] for the [***] of [***] with such a [***] in a [***] (Section 6.2.1.5) would be $[***] (i.e. $[***]);

(d)
If the Trigger Date occurred after the start of [***] with respect to the [***]duct but prior to [***] with respect to the relevant [***], [***] will be entitled to [***], in each case [***], upon [***];

(e)	If the Trigger Date occurred after the start of a [***] with respect to the [***] but prior to the [***] with respect to [***], [***] will be entitled to [***], in each case [***], upon [***];

(f)	If the Trigger Date occurred after [***] with respect to the [***] Product, [***] will be entitled [***], in each case [***], upon attainment of [***].

For clarity, [***]under this Section 14.4.2.5.3 in the case of a [***]Should [***] subsequently [***] then [***]: In the event that [***] would have been [***] shall [***] or any [***] according to [***]. whatever [***].

14.4.2.5.4
All payments to Bayer under Section 14.4.2.5. will be made by Compugen within [***] days of receipt of an invoice by Bayer, provided that Compugen has duly informed Bayer about the Third Party License Payment prior to its receipt (or about the Compugen Net Sales in accordance with the reporting obligations specified in Section 7.1.1 (with these clauses amended mutatis mutandis to reflect that Compugen would be submitting the report in relation to Terminated Products)), absent such information the payment to Bayer shall be due [***] days of Compugen’s receipt of [***] from a [***] (or the [***]). Sections 7.2 to 7.4 shall apply mutatis mutandis.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.4.3
Accruing Obligations. Termination or expiration of this Agreement shall not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing hereunder up to the date of termination or expiration.  After the date of termination (except in the case of termination by Compugen for Bayer’s failure to make payments when due), Bayer, its Affiliates and Sublicensees may sell Products and Companion Diagnostics then in stock; provided that Bayer shall pay the applicable royalties and payments to Compugen in accordance with Section 6 and provide reports and audit rights to Compugen pursuant to Section 7.

14.5
Survival. The Parties’ respective rights, obligations and duties under Sections 1, 2.3.7.2 (c) and (d), 7 (with respect to sales made by Bayer prior to the expiration or termination of the agreement), 8.1, 8.3.3.3.2,. 10 (excluding 10.3), 11, 12, 13, 14.1, 14.4, 15 and 16 , as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement. In addition, Section 2.3.7.3.4 (c) will survive expiration in accordance with Section 14.1, but not early termination of this Agreement.

15           Dispute Resolution.

15.1
Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement, including the breach, termination or validity of this Agreement, that is not settled by mutual consent, shall be finally settled by binding arbitration, conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”), by three arbitrators appointed in accordance with the following procedure: Each Party shall select one arbitrator and the two Party-selected arbitrators shall select a third arbitrator to constitute a panel of three arbitrators to conduct the arbitration in accordance with the ICC Rules. The place of arbitration shall be New York, US, the language to be used in the arbitral proceedings shall be English, and the proceedings shall be confidential.  The International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration shall govern the taking of evidence in any such proceeding. Unless the arbitrator determines that equity requires otherwise, the arbitrator shall award to the prevailing Party (as determined by the arbitrator) the costs of the arbitration, as well as the reasonable, out-of-pocket fees and expenses of the prevailing Party’s attorneys.  A disputed performance or suspended performance pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator.  The decision of the arbitrator shall be the sole, exclusive and binding remedy between the Parties regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrator. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

15.2
Injunctive Relief. Each of the Parties agrees that in the event of any breach of Section 10 (Confidential Information), the non-breaching Party may suffer severe and irreparable damage, for which no adequate remedy at law may exist, and for which damages would be difficult to determine.  Each of the Parties agrees that, in such case, the injured Party shall be entitled to obtain from any court of competent jurisdiction preliminary injunctive relief.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

16           Miscellaneous.

16.1
Force Majeure. None of the Parties will be responsible for delays resulting from causes beyond its reasonable control, including, without limitation, fire, explosion, flood, war, strike or riot; provided that the non-performing Party uses Commercially Reasonable Efforts to avoid or remove such causes of non-performance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed. The Party affected by the force majeure event shall upon its occurrence promptly give written notice to the other Party specifying the nature of the event and its anticipated duration.

16.2
Independent Parties. The relationship of the Parties hereto to each other shall be solely that of independent parties and nothing contained in this Agreement shall be construed to make any of the Parties an agent, partner, co-venturer, representative or principal of another for any purpose, and none of the Parties hereto shall have any right whatsoever to incur any liability or obligation on behalf of or binding upon another Party.

16.3
Notices. Any notices to be given hereunder shall be in writing and shall be sent by:  (a) certified mail, return receipt requested; (b) delivery via an internationally recognized courier service; or (c) facsimile (with transmission confirmed) addressed the other, in any event to the other Party at the address shown hereunder or at such other address for which such Party gives notice hereunder :

If to Bayer:	Bayer Pharma AG Müllerstraße 178 13353 Berlin Attention: [***] Head, Global Drug Discovery - TRG Oncology/GT Fax +49 30 468 18069 With a copy to Legal Department Fax : +49 30 468 14086.

If to Compugen:	Compugen Ltd.
Pinchas Rosen Street #72
Tel Aviv 69512, Israel
Fax. +972 (3) 765-8111 Attention: VP Business Development With a copy to: General Counsel Fax: +972 (3) 765-8111

16.4
Governing Law. This Agreement will be governed by, and construed in accordance with, the substantive laws of New York, US, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

16.5
Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected. The Parties shall replace the invalid provision with a valid provision that comes closest to effectuating the economic and/or scientific intent of the Parties at the time of the Agreement's execution.

16.6
No Assignment. This Agreement or any rights hereunder (including any right to develop, manufacture, market and/or sell Products), may not be assigned by either Party without the consent of the other, which consent shall not be unreasonably withheld, except that (i) each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party to any purchaser of all or substantially all of its assets to which the subject matter of this Agreement relates, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation; provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement; and (ii) Bayer may assign this Agreement to any of its Affiliates without the prior consent of Compugen; provided, that the assignee agrees in writing to be bound by the terms of this Agreement.

16.7	Entire Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings among the Parties with respect to the same.

16.8
Modification. No modification or waiver of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and executed by duly-authorized representatives of the Parties.  A failure by a Party to assert its rights under, including upon any breach or default of, this Agreement shall not be deemed a waiver of such rights.  No such failure or waiver in writing by a Party with respect to any rights shall extend to or affect any subsequent breach or impair any right consequent thereon.

16.9
Interpretation. Each Party hereto acknowledges and agrees that:  (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

16.10	Counterparts. This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

16.11	Exhibits. The following Exhibits shall form an integral part of this Agreement:

Exhibit 1.3	Bayer Development Process
Exhibit 1.16	CGEN-15001T Workplan
Exhibit 1.21	CGEN-15022 Workplan
Exhibit 1.28	Compugen Patent Rights
Exhibit 2.3.3	Research Program reports to the JSC
Exhibit 2.3.7.3.2	[***] publications
Exhibit 2.3.7.3.3	Criteria [***], [***]
Exhibit 8.3.3.1	Patent country scope
Exhibit 8.3.3.2.1	Patent rights claiming also targets and antibodies other than Target Biologics and Targets
Exhibit 10.5	Press release
Exhibit 13.4	Insurance

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.
Bayer Pharma AG By: ppa____________________ Name:_____________________ Title: ______________________ By: i.V.____________________ Name:_____________________ Title: ______________________	Compugen Ltd. By:__________________________ Name:________________________ Title:_________________________

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1.3: Bayer Development Process

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1.16 CGEN-15001T WORK PLAN

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1.21 CGEN-150022 WORK PLAN

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1.28 - Compugen Patent Rights

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2.3.3: Research Program reports to the JSC

[***]

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2.3.7.3.2:  [***] Publications [***]

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2.3.7.3.3.: Criteria for [***]

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 8.3.3.1: Patent country scope

[***]

Exhibit 8.3.3.2.1: Compugen Patent Rights also claiming targets and antibodies other than Target Biologics and Targets

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.5.: Press Release

News Release
Not intended for U.S. and UK Media

Antibody-based Cancer Immunotherapy
Bayer Enters Into New Cancer Immunotherapy Collaboration with Compugen
Partners have signed collaboration and licence agreement

Berlin, August 05, 2013 – Bayer HealthCare has entered into a new oncology collaboration and licence agreement with Compugen Ltd. The partnership targets the research, development, and commercialization of antibody-based therapeutics for cancer immunotherapy against two novel immune checkpoint regulators discovered by Compugen. Under the agreement, the partners will jointly pursue a preclinical research program. Subsequently, Bayer will have full control over further development and worldwide commercialization rights for potential cancer therapeutics.

“Bayer is committed to translating the science of cancer research into effective therapies helping people affected by cancer live longer and improve their quality of life,” said Prof. Andreas Busch, Member of the Bayer HealthCare Executive Committee and Head of Global Drug Discovery. “Antibody-based immunotherapies are promising approaches in oncology which can stimulate the body’s own immune cells to fight cancer cells. Immunotherapy is one of our focus areas in oncology research. We are looking forward to expanding our portfolio in this area through partnering with Compugen.”

The immunotherapy approach aims at combatting cancer by stimulating the body´s own immune cells. The tumor and its environment suppress the ability of cancer patients to develop an effective anti-tumor immune response and in this way protect both tumor growth and survival. Compugen has discovered two novel immune checkpoint regulators that potentially play a key role in immunosuppression. Researchers at Compugen are developing specific therapeutic antibodies that are geared to block the immunosuppressive function of these targets and to reactivate the patient’s anti-tumor immune response in order to fight cancer.

“We are very excited to initiate this collaboration with Bayer, a leading global life science company with a broadening oncology franchise, for the development of antibody-based cancer immunotherapies against these two promising novel immune checkpoint targets,” said Anat Cohen-Dayag, Ph.D., President and CEO of Compugen. “In addition, we believe that the prediction and validation of these two targets, through the use of our broadly applicable predictive discovery infrastructure, provides additional validation for our long-term commitment to establishing this unique capability.”

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

In addition to an upfront payment of USD 10 million, Compugen is eligible to receive over USD 500 million in potential milestone payments for both programs, not including milestone payments of up to USD 30 million associated with preclinical activities. Furthermore, Compugen is also eligible to receive mid to high single digit royalties on worldwide net sales of any resulting products under the collaboration.

About Cancer Immunotherapy
Latest cancer immunotherapies have demonstrated impressive clinical benefit, even for end-stage patients with difficult-to-treat tumors such as metastatic melanoma and non-small cell lung cancer. Unlike conventional cancer therapies, which act by directly targeting cancer cells, resulting often in only transient clinical responses as cancer cells become resistant, clinical responses to cancer immunotherapy tend to be durable, sometimes resulting in dramatic long term survival and absence of resistance or recurrences.

About Compugen
Compugen is a leading drug discovery company focused on therapeutic proteins and monoclonal antibodies to address important unmet needs in the fields of immunology and oncology. The Company utilizes a broad and continuously growing integrated infrastructure of proprietary scientific understandings and predictive platforms, algorithms, machine learning systems and other computational biology capabilities for the in silico (by computer) prediction and selection of product candidates, which are then advanced in its Pipeline Program. The Company's business model includes collaborations covering the further development and commercialization of selected product candidates from its Pipeline Program and various forms of research and discovery agreements, in both cases providing Compugen with potential milestone payments and royalties on product sales or other forms of revenue sharing. In 2012, Compugen established operations in California for the development of oncology and immunology monoclonal antibody therapeutic candidates against Compugen drug targets. For additional information, please visit Compugen's corporate website at www.cgen.com.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

About Bayer HealthCare
The Bayer Group is a global enterprise with core competencies in the fields of health care, agriculture and high-tech materials. Bayer HealthCare, a subgroup of Bayer AG with annual sales of EUR 18.6 billion (2012), is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Consumer Care, Medical Care and Pharmaceuticals divisions. Bayer HealthCare’s aim is to discover, develop, manufacture and market products that will improve human and animal health worldwide. Bayer HealthCare has a global workforce of 55,300 employees (Dec 31, 2012) and is represented in more than 100 countries. More information at www.healthcare.bayer.com.

Our online press service is just a click away: press.healthcare.bayer.com
Follow us on Facebook: http://www.facebook.com/healthcare.bayer
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Contact:
Diana Scholz, Tel. +49 30 468 193183
E-Mail: diana.scholz@bayer.com

Find more information at www.bayerpharma.com.
ds                     (2013-0423E)

Forward-Looking Statements
This release may contain forward-looking statements based on current assumptions and forecasts made by Bayer Group or subgroup management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

News Release Tweet

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Text (max. 110 characters incl. spaces):
Bayer Enters Into New Immunotherapy Collaboration with Compugen in Oncology

BHC NEWS: >> more information about XY

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 13.4
Insurance

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.